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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SKYWORKS SOLUTIONS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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	(1)	Amount Previously Paid:
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March 29, 2019

Dear Stockholder:

I am pleased to invite you to attend the 2019 Annual Meeting of Stockholders of Skyworks Solutions, Inc. to be held at 2:00 p.m., local time, on Wednesday, May 8, 2019, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the “Annual Meeting”). We look forward to your participation in person or by proxy. The attached Notice of Annual Meeting of Stockholders and Proxy Statement describe the matters that we expect to be acted upon at the Annual Meeting.

If you plan to attend the Annual Meeting, please check the designated box on the proxy card. Or, if you utilize our telephone or Internet proxy submission methods, please indicate your plans to attend the Annual Meeting when prompted to do so. If you are a stockholder of record, you should bring the top half of your proxy card as your admission ticket and present it upon entering the Annual Meeting. If you are planning to attend the Annual Meeting and your shares are held in “street name” by your broker (or other nominee), you should ask the broker (or other nominee) for a proxy issued in your name and present it at the meeting.

Whether or not you plan to attend the Annual Meeting, and regardless of how many shares you own, it is important that your shares be represented at the Annual Meeting. Accordingly, we urge you to complete the proxy and return it to us promptly in the postage-prepaid envelope provided, or to complete and submit your proxy by telephone or via the Internet in accordance with the instructions on the proxy card. If you do attend the Annual Meeting and wish to vote in person, you may revoke a previously submitted proxy at that time by voting in person at the meeting.

Sincerely yours, David J. Aldrich Chairman of the Board

Skyworks Solutions, Inc.

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

Notice of Annual Meeting of Stockholders
To Be Held on Wednesday, May 8, 2019

To the Stockholders of Skyworks Solutions, Inc.:

        The 2019 Annual Meeting of Stockholders of Skyworks Solutions, Inc., a Delaware corporation (the “Company”), will be held at 2:00 p.m., local time, on Wednesday, May 8, 2019, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts (the “Annual Meeting”) to consider and act upon the following proposals:

  1.
  To elect nine individuals nominated to serve as directors of the Company with terms expiring at the 2020 Annual Meeting of Stockholders and named in the Proxy Statement;

  2.
  To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2019;

  3.
  To approve, on an advisory basis, the compensation of the Company’s named executive officers;

  4.
  To consider one stockholder proposal, if properly presented at the Annual Meeting; and

  5.
  To transact such other business as may properly come before the Annual Meeting.

        Only stockholders of record at the close of business on March 14, 2019, are entitled to notice of and to vote at the Annual Meeting. To ensure your representation at the Annual Meeting, we urge you to submit a proxy promptly in one of the following ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose; (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card; or (c) by completing and submitting your proxy via the Internet by visiting the website address listed on the proxy card. The Proxy Statement accompanying this notice describes each of the items of business listed above in more detail. Our Board of Directors recommends: a vote “FOR” the election of the nominees for director named in Proposal 1 of the Proxy Statement; a vote “FOR” Proposal 2, ratifying the selection of KPMG LLP as the independent registered public accounting firm of the Company for fiscal year 2019; and a vote “FOR” Proposal 3, approving, on an advisory basis, the compensation of the Company’s named executive officers. Our Board of Directors makes no recommendation regarding how stockholders should vote on Proposal 4.

By Order of the Board of Directors,
ROBERT J. TERRY Senior Vice President, General Counsel and Secretary

Proxy Statement 2019

20 Sylvan Road Woburn, MA 01801 (781) 376-3000	5221 California Avenue Irvine, CA 92617 (949) 231-3000

Proxy Statement
2019 Annual Meeting of Stockholders

General Information

How do we refer to Skyworks in this Proxy Statement?

The terms “Skyworks,” “the Company,” “we,” “us,” and “our” refer to Skyworks Solutions, Inc., a Delaware corporation, and its consolidated subsidiaries.

When and where is our Annual Meeting?

The Company’s 2019 Annual Meeting of Stockholders is to be held on Wednesday, May 8, 2019, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts, at 2:00 p.m., local time, or at any adjournment or postponement thereof (the “Annual Meeting”).

What is the purpose of the Annual Meeting?

At the Annual Meeting, stockholders will consider and vote on the following matters:

1.
The election of the nine nominees named in this Proxy Statement to our Board of Directors to serve until the 2020 Annual Meeting of Stockholders.

2.
The ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending September 27, 2019 (“fiscal year 2019”).

3.
The approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures in this Proxy Statement.

4.
A non-binding stockholder proposal regarding supermajority voting provisions, if properly presented at the Annual Meeting.

The stockholders will also act on any other business that may properly come before the meeting.

What is included in our proxy materials?

The Company’s Annual Report, which includes financial statements and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” for the fiscal year ended September 28, 2018 (“fiscal year 2018”), accompanies this Proxy Statement. This Proxy Statement and form of proxy, and/or notice of access thereto, are being first mailed to stockholders on or about March 29, 2019. The Proxy Statement and the Company’s Annual Report are available at http://www.skyworksinc.com/annualreport.

Who can vote at our Annual Meeting?

Only stockholders of record at the close of business on March 14, 2019 (the “Record Date”), are entitled to notice of and to vote at the Annual Meeting. As of March 14, 2019, there were 173,001,607 shares of Skyworks’ common stock issued and outstanding. Pursuant to Skyworks’ Restated Certificate of Incorporation and By-laws, and applicable Delaware law, each share of common stock entitles the holder of record at the close of business on the Record Date to one vote on each matter considered at the Annual Meeting.

Is my vote important?

Yes. Your vote is important no matter how many shares you own. Please take the time to vote in the way that is easiest and most convenient for you, and cast your vote as soon as possible.

How do I vote if I am a stockholder of record?

As a stockholder of record, you may vote in one of the following three ways whether or not you plan to attend the Annual Meeting: (a) by completing, signing, and dating the proxy card and returning it in the postage-prepaid envelope provided for that purpose, (b) by completing and submitting your proxy using the toll-free telephone number listed on the proxy card, or (c) by completing and submitting your proxy via the Internet at the website address listed on the proxy card. If you attend the Annual Meeting, you may vote in person at the Annual Meeting even if you have previously submitted your proxy by mail, telephone, or via the Internet (and your vote at the Annual Meeting will automatically revoke your previously submitted proxy, although mere attendance at the meeting without voting in person will not have that result).

How do I vote if I am a beneficial owner of shares held in “street name”?

If your shares are held on your behalf by a third party such as your broker or another person or entity who holds shares of the Company on your behalf and for your benefit, which person or entity we refer to as a “nominee,” and your broker (or other nominee) is the stockholder of record of such shares, then you are the beneficial owner of such shares and we refer to those shares as being held in “street name.” As the beneficial owner of your “street name” shares, you are entitled to instruct your broker (or other nominee) as to how to

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vote your shares. Your broker (or other nominee) will provide you with information regarding how to instruct your broker (or other nominee) as to the voting of your “street name” shares.

How do I vote if I am a participant in the Skyworks 401(k) Savings and Investment Plan?

If you are a participant in the Skyworks 401(k) Savings and Investment Plan (the “401(k) Plan”), you will receive an instruction card for the Skyworks shares you own through the 401(k) Plan. That instruction card will serve as a voting instruction card for the trustee of the 401(k) Plan, and your 401(k) Plan shares will be voted as you instruct.

Can I change my vote after I have voted?

Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted at the Annual Meeting. Proxies may be revoked by (a) delivering to the Secretary of the Company, before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (b) duly completing a later-dated proxy relating to the same shares and presenting it to the Secretary of the Company before the taking of the vote at the Annual Meeting, or (c) attending the Annual Meeting and voting there in person (although attendance at the Annual Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be delivered to the Company’s executive offices at Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Secretary, or hand delivered to the Secretary of the Company, before the taking of the vote at the Annual Meeting.

Can I attend the Annual Meeting?

If you plan to attend the Annual Meeting, please be sure to indicate your intent to attend by checking the designated box on your proxy card if you are submitting a proxy via mail, or by indicating when prompted if you are submitting a proxy through either Skyworks’ telephone or Internet proxy submission procedures. In either case, save the admission ticket attached to your proxy (the top half) and bring that with you to the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee), you should consult your instruction card to determine how to indicate your intent to attend the Annual Meeting. If your instruction card does not provide any such indication, you should contact your broker (or other nominee) to determine what you will need to do to be able to attend and vote at the Annual Meeting. In order to be admitted to the Annual Meeting, you will need to present your admission ticket or the appropriate documentation from your broker (or other nominee), as well as provide valid picture identification, such as a driver’s license or passport.

If I vote by proxy, how will my vote be cast?

The persons named as attorneys-in-fact in this Proxy Statement, Liam K. Griffin and Robert J. Terry, were selected by the Board of Directors and are officers of the Company. As attorneys-in-fact, Messrs. Griffin and Terry will vote any shares represented at the meeting by proxy. Each executed proxy card returned by a stockholder of record or proxy vote recorded via telephone or the Internet by a stockholder of record in the manner provided on the proxy card prior to the taking of the vote at the Annual Meeting will be voted. Where a choice has been specified in an executed proxy with respect to the matters to be acted upon at the Annual Meeting, the shares represented by the proxy will be voted in accordance with the choices specified.

How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?

If you are a stockholder of record and deliver a proxy but do not give specific voting instructions, then the proxy holders will vote your shares as recommended by the Board of Directors.

If your shares are held in “street name,” your broker (or other nominee) is required to vote those shares in accordance with your instructions. If you do not give instructions to your broker (or other nominee), your broker (or other nominee) will only be entitled to vote your shares with respect to “discretionary” matters, as described below, but will not be permitted to vote the shares with respect to “non-discretionary” matters. If you beneficially own shares that are held in “street name” by your broker (or other nominee), we strongly encourage you to provide instructions to your broker (or other nominee) as to how to vote on the election of directors and all of the Proposals by signing, dating, and returning to your broker (or other nominee) the instruction card provided by your broker (or other nominee). If you are a participant in the 401(k) Plan, the trustee of the 401(k) Plan will not vote your 401(k) Plan shares if the trustee does not receive voting instructions from you by 11:59 p.m. Eastern Time on May 3, 2019, unless otherwise required by law.

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What is a “broker non-vote”?

A “broker non-vote” occurs when your broker (or other nominee) submits a proxy for your shares (because the broker (or other nominee) has either received instructions from you on one or more proposals, but not all, or has not received instructions from you but is entitled to vote on a particular “discretionary” matter) but does not indicate a vote “FOR” a particular proposal because the broker (or other nominee) either does not have authority to vote on that proposal and has not received voting instructions from you or has “discretionary” authority on the proposal but chooses not to exercise it. “Broker non-votes” are not counted as votes “FOR” or “AGAINST” the proposal in question or as abstentions, nor are they counted to determine the number of votes present for the particular proposal. We do, however, count “broker non-votes” for the purpose of determining a quorum for the Annual Meeting. If your shares are held in “street name” by your broker (or other nominee), please check the instruction card provided by your broker (or other nominee) or contact your broker (or other nominee) to determine whether you will be able to vote by telephone or via the Internet.

What vote is required for each matter?

Election of Directors.    Pursuant to the Company’s By-laws, a nominee will be elected to the Board of Directors if the votes cast “FOR” the nominee’s election at the Annual Meeting exceed the votes cast “AGAINST” the nominee’s election (as long as the only director nominees are those individuals set forth in this Proxy Statement). Abstentions and “broker non-votes” will not count as votes “FOR” or “AGAINST.” If the shares you own are held in “street name,” your broker (or other nominee), as the record holder of your shares, is required to vote your shares according to your instructions. Proposal 1 is not considered to be a “discretionary” matter for certain brokers. If you do not instruct your broker how to vote with respect to this item, your broker may not vote your shares with respect to the election of directors. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposal 1.

Ratification of Independent Registered Public Accounting Firm.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposal 2. Proposal 2 involves a matter on which a broker (or other nominee) does have “discretionary” authority to vote. If you do not instruct your broker how to vote with respect to this item, your broker may still vote your shares with respect to this proposal in its discretion. With respect to Proposal 2, a vote of “ABSTAIN” will have the same effect as a vote of “AGAINST.”

Say-on-Pay Vote; Stockholder Proposal.    The affirmative vote of a majority of the shares present in person, or represented by proxy at the Annual Meeting, and entitled to vote on such matter at the Annual Meeting, is required to approve Proposals 3 and 4. Proposals 3 and 4 are not considered to be “discretionary” matters for certain brokers. If you do not instruct your broker how to vote with respect to these items, your broker may not vote your shares with respect to these proposals. In such case, a “broker non-vote” may occur, which will have no effect on the outcome of Proposals 3 and 4. Votes that are marked “ABSTAIN” are counted as present and entitled to vote with respect to Proposals 3 and 4, and will have the same impact as a vote that is marked “AGAINST” for purposes of Proposals 3 and 4.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

FOR the election of each of the nine director nominees (Proposal 1).

FOR the ratification of the selection of KPMG LLP as our independent registered public accounting firm for fiscal year 2019 (Proposal 2).

FOR the approval, on a non-binding basis, of the compensation of our Named Executive Officers, as described below under “Compensation Discussion and Analysis,” and in the executive compensation tables and accompanying narrative disclosures (Proposal 3).

The Board of Directors makes no recommendation regarding how you vote on the approval, on a non-binding basis, of a stockholder proposal regarding supermajority voting provisions (Proposal 4).

How will the votes cast at our Annual Meeting be counted?

An automated system administered by the Company’s transfer agent tabulates the votes at the Annual Meeting. The vote on each matter submitted to stockholders will be tabulated separately.

Where can I find the voting results of our Annual Meeting?

We expect to announce the preliminary voting results at our Annual Meeting. The final voting results will be reported in a Current Report on Form 8-K that will be filed with the Securities and Exchange Commission (the

Proxy Statement   |  Page 13

“SEC”) within four business days after the end of our Annual Meeting and will be posted on our website.

Will my vote be kept confidential?

Yes. We will keep your vote confidential unless (1) we are required by law to disclose your vote (including in connection with the pursuit or defense of a legal or administrative action or proceeding), or (2) there is a contested election for the Board of Directors. The inspector of elections will forward any written comments that you make on the proxy card to management without providing your name, unless you expressly request on your proxy card that your name be disclosed.

What is the quorum requirement for our Annual Meeting?

The holders of a majority of the issued and outstanding stock of the Company present either in person or by proxy at the Annual Meeting constitute a quorum for the transaction of business at the Annual Meeting. Shares that abstain from voting on any proposal and “broker non-votes” will be counted as shares that are present for purposes of determining whether a quorum exists at the Annual Meeting. If a “broker non-vote” occurs with respect to any shares of the Company’s common stock on any matter, then those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for purposes of determining whether a quorum exists because they are entitled to vote on other matters) and will not be voted.

When will Skyworks next hold an advisory vote on the frequency of say-on-pay votes?

Skyworks currently conducts an annual say-on-pay vote. The next advisory vote on the frequency of say-on-pay votes is expected to be held at our 2023 Annual Meeting of Stockholders.

What is “householding”?

Some brokers (or other nominees) may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of this Proxy Statement and our Annual Report may have been sent to multiple stockholders in your household. If you are a stockholder and your household or address has received only one Annual Report and one Proxy Statement, the Company will promptly deliver a separate copy of the Annual Report and the Proxy Statement to you, upon your written request to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Investor Relations, or oral request to Investor Relations at (949) 231-3433. If you would like to receive separate copies of our Annual Report and Proxy Statement in the future, you should direct such request to your broker (or other nominee). Even if your household or address has received only one Annual Report and one Proxy Statement, a separate proxy card should have been provided for each stockholder account. Each individual proxy card should be signed, dated, and returned in the postage-prepaid envelope (or completed and submitted by telephone or via the Internet, as described on the proxy card). If your household has received multiple copies of our Annual Report and Proxy Statement, you can request the delivery of single copies in the future by contacting your broker (or other nominee), or the Company at the address or telephone number above.

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Proposal 1:
Election of Directors

Election of Directors

        Under this Proposal 1, you are being asked to consider nine nominees for election to our Board of Directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The names of the nine nominees for election as directors, their current positions and offices, the year such nominees were first elected as directors of the Company and their Board committee memberships are set forth in the table below. Each nominee for election has agreed to serve if elected, and the Board of Directors knows of no reason why any nominee should be unable or unwilling to serve. If a nominee is unable or unwilling to serve, the attorneys-in-fact named in this Proxy Statement will vote any shares represented at the meeting by proxy for the election of another individual nominated by the Board of Directors, if any. No nominee or executive officer is related by blood, marriage, or adoption to any other director, nominee, or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

        David J. McLachlan, age 80, has served as a director since 2000 and will not stand for reelection at the Annual Meeting. As a result, the number of directors constituting the Board of Directors will be reduced from ten (10) to nine (9) effective upon the election of directors at the Annual Meeting. Proxies cannot be voted for a greater number of individuals than the number of nominees named in this Proxy Statement.

Nominee	Position(s) with the Company	First Year of Service	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
David J. Aldrich	Chairman of the Board	2000
Kevin L. Beebe	Director	2004			C
Timothy R. Furey	Director	1998	M		M
Liam K. Griffin	President, Chief Executive Officer, and Director	2016
Balakrishnan S. Iyer	Director	2002	C
Christine King	Director	2014	M	C
David P. McGlade	Director	2005	M	M
Robert A. Schriesheim	Director	2006		M	M
Kimberly S. Stevenson	Director	2018			M

“C” indicates Chair and “M” indicates Member of the respective committee

        Immediately below this proposal is biographical information about each of the director nominees, including information regarding each nominee’s business experience for the past five years, and the names of other public companies for which each nominee has served as a director during the past five years. The information presented below regarding the specific experience, qualifications, attributes, and skills of each nominee led our Nominating and Corporate Governance Committee and our Board of Directors to conclude that he or she should serve as a director. In addition, we believe that all of our nominees have integrity, business acumen, good judgment, knowledge of our business and industry, experience in one or more areas relevant to our business and strategy, and the willingness to devote the time needed to be an effective director.

  Majority Vote Standard for Election of Directors

        A nominee for election as a director in an uncontested election (an election where the number of nominees for election as directors is equal to or less than the number of directors to be elected) will be elected if the number of votes cast “FOR” such nominee’s election exceed the number of votes cast “AGAINST” the nominee’s election. In a contested election (in which the number of nominees for election as directors exceeds the number of directors to be elected at such meeting), directors are elected by a plurality of all votes cast in such election.

Proxy Statement   |  Page 15

        The election of directors at this Annual Meeting is uncontested. As a result, each nominee for election as a director at the Annual Meeting will only be elected if the votes cast “FOR” such nominee exceed the number of votes cast “AGAINST” such nominee. As required by our corporate governance guidelines, which are available on the Investor Relations portion of the Company’s website at http://www.skyworksinc.com, each incumbent director who is a nominee for election as a director at the Annual Meeting submitted to the Board of Directors an irrevocable resignation that would become effective if the votes cast “FOR” such nominee’s election do not exceed the votes cast “AGAINST” such nominee’s election and our Board of Directors determines to accept his or her resignation. Upon such resignation by a nominee and pursuant to the procedures set forth in the corporate governance guidelines, the Nominating and Corporate Governance Committee will evaluate the best interests of our Company and stockholders and will recommend to our Board of Directors the action to be taken with respect to the resignation. The Board of Directors will then decide whether to accept, reject, or modify the Nominating and Corporate Governance Committee’s recommendation, and the Company will publicly disclose such decision by the Board of Directors with respect to the director nominee.

        Shares represented by all proxies received by the Board of Directors that are properly completed, but do not specify a choice as to the election of directors, will be voted “FOR” the election of all nine of the nominees.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
A VOTE “FOR” THE ELECTION OF EACH OF THE NINE NOMINEES IN PROPOSAL 1

Nominees for Election

        David J. Aldrich, age 62, serves as Chairman of the Board, a position he has held since May 2014. Mr. Aldrich also served as Executive Chairman from May 2016 to May 2018, Chief Executive Officer from May 2014 to May 2016, and as President and Chief Executive Officer and as a director from April 2000 to May 2014. From September 1999 to April 2000, Mr. Aldrich served as President and Chief Operating Officer. From May 1999 to September 1999, he served as Executive Vice President, and from May 1996 to May 1999, he served as Vice President and General Manager of the semiconductor products business unit. Mr. Aldrich joined the Company in 1995 as Vice President, Chief Financial Officer and Treasurer. Prior to joining Skyworks, he held senior management positions at Adams-Russell Company and M/A-COM, Inc. Mr. Aldrich also serves as a director of Belden Inc. (a publicly traded provider of end-to-end signal transmission solutions) and Acacia Communications, Inc. (a publicly traded provider of high-speed coherent optical interconnect products).

        We believe that Mr. Aldrich is qualified to serve as a director because of his leadership experience, his strategic decision making ability, his knowledge of the semiconductor industry and his in-depth knowledge of Skyworks’ business. Mr. Aldrich brings to the Board of Directors his thorough knowledge of Skyworks’ business, strategy, people, operations, competition, financial position, and investors. Further, as a result of his service as a director for Belden Inc. and Acacia Communications, Inc., multinational public companies, Mr. Aldrich provides the Board of Directors with other organizational perspectives and cross-board experience.

        Kevin L. Beebe, age 60, has been a director since January 2004. Since November 2007, he has been President and Chief Executive Officer of 2BPartners, LLC (a partnership that provides strategic, financial, and operational advice to private equity investors and management). In 2014, Mr. Beebe became a founding partner of Astra Capital Management (a private equity firm based in Washington, D.C.). Previously, beginning in 1998, he was Group President of Operations at ALLTEL Corporation (a telecommunications services company). From 1996 to 1998, Mr. Beebe served as Executive Vice President of Operations for 360° Communications Co. (a wireless communication company). He has held a variety of executive and senior management positions at several divisions of Sprint, including Vice President of Operations and Vice President of Marketing and Administration for Sprint Cellular, Director of Marketing for Sprint North Central Division, Director of Engineering and Operations Staff and Director of Product Management and Business Development for Sprint Southeast Division, as well as Staff Director of Product Services at Sprint Corporation. Mr. Beebe began his career at AT&T/Southwestern Bell as a Manager. Mr. Beebe also serves as chairman of the board of directors of NII Holdings, Inc. (a publicly traded provider of mobile communication services in Brazil), and as a director for SBA Communications Corporation (a publicly traded operator of wireless communications infrastructure in North, Central, and South America), Syniverse Technologies, Inc. (a privately held

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provider of enterprise messaging solutions), and Logix Communications (a privately held provider of facilities-based communications services).

        We believe that Mr. Beebe is qualified to serve as a director because of his two decades of experience as an operating executive in the wireless telecommunications industry. For example, as Group President of Operations at ALLTEL, he was instrumental in expanding ALLTEL’s higher margin retail business, which significantly enhanced ALLTEL’s competitive position in a dynamic, consolidating industry. In addition, as Chief Executive Officer of 2BPartners, LLC, Mr. Beebe continues to gain a broad range of business experience and to build business relationships by advising leading private equity firms that are transacting business in the global capital markets. Mr. Beebe provides cross-board experience by serving as a director for several public and private companies (including service on both audit and governance committees). Further, Mr. Beebe has served as a director of Skyworks since 2004 and has gained significant familiarity with Skyworks’ business.

        Timothy R. Furey, age 60, has been a director since 1998. He has been Chief Executive Officer of MarketBridge (a privately owned digital marketing software and services firm) since 1991. MarketBridge provides digital marketing, predictive analytics, and sales effectiveness solutions to Fortune 1000 companies in the software, communications, financial services, life sciences, and consumer products sectors. Mr. Furey also serves as Managing Partner of the Technology Marketing Group (which advises and invests in emerging growth companies in the social media, mobile, and marketing automation markets). Prior to 1991, Mr. Furey worked with the Boston Consulting Group, Strategic Planning Associates, Kaiser Associates, and the Marketing Science Institute.

        We believe that Mr. Furey is qualified to serve as a director because his experience as Chief Executive Officer of MarketBridge, as well as his engagements with MarketBridge’s clients (many of which are Fortune 1000 companies), provide him with a broad range of knowledge regarding business operations and growth strategies. In addition, Mr. Furey has extensive knowledge regarding Skyworks’ business, which he has acquired through over two decades of service on the Board of Directors.

        Liam K. Griffin, age 52, is President and Chief Executive Officer and a director of the Company. Prior to his appointment as Chief Executive Officer and to the Board of Directors in May 2016, he had served as President since May 2014. He served as Executive Vice President and Corporate General Manager from November 2012 to May 2014, Executive Vice President and General Manager, High Performance Analog from May 2011 to November 2012, and Senior Vice President, Sales and Marketing from August 2001 to May 2011. Previously, Mr. Griffin was employed by Vectron International, a division of Dover Corp., as Vice President of Worldwide Sales from 1997 to 2001 and as Vice President of North American Sales from 1995 to 1997. His prior experience included positions as a Marketing Manager at AT&T Microelectronics, Inc. and Product and Process Engineer at AT&T Network Systems. Mr. Griffin also serves as a director of Vicor Corp. (a publicly traded manufacturer and marketer of modular power components) and of National Instruments Corporation (a publicly traded provider of software-defined platforms for automated test and measurement systems).

        We believe that Mr. Griffin is qualified to serve as a director because of his breadth of leadership experience and in-depth understanding of Skyworks’ business gained through serving in several different executive positions at Skyworks over the past 17 years. Mr. Griffin brings to the Board of Directors strong relationships with Skyworks’ key customers, investors, employees, and other stakeholders, as well as a deep understanding of the semiconductor industry and its competitive landscape. His service as a director for Vicor and National Instruments gives Mr. Griffin added perspective regarding the challenges confronting public technology companies.

        Balakrishnan S. Iyer, age 62, has been a director since June 2002. He served as Senior Vice President and Chief Financial Officer of Conexant Systems, Inc., from October 1998 to June 2003. Prior to joining Conexant, Mr. Iyer served as Senior Vice President and Chief Financial Officer of VLSI Technology Inc. Prior to that, he was Corporate Controller for Cypress Semiconductor Corp. and Director of Finance for Advanced Micro Devices, Inc. Mr. Iyer serves on the boards of directors of Power Integrations, Inc. (a publicly traded provider of semiconductor technologies for high-voltage power conversion), IHS Markit Ltd. (a publicly traded company that delivers information, analytics and expertise for industries and markets worldwide), and Churchill Capital Corp. (a publicly traded special purpose acquisition company). He served as a director of Conexant from February 2002 until April 2011, as a director of Life Technologies Corp. from July 2001 until February 2014, when it was acquired by Thermo Fisher Scientific Inc., as a

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director of IHS Inc. from December 2003 until July 2016, when it completed a merger with Markit Ltd., and as a director of QLogic Corporation from June 2003 until August 2016, when it was acquired by Cavium, Inc.

        We believe that Mr. Iyer is qualified to serve as a director because his experience as an executive officer of companies in the technology industry provides him with leadership, strategic, and financial experience. Through his experiences as a director at the public companies listed above (including as a member of certain audit, governance, and compensation committees) he provides the Board of Directors with significant financial expertise as a designated “audit committee financial expert” for Skyworks’ Audit Committee, bringing specific application to our industry, as well as a broad understanding of corporate governance topics.

        Christine King, age 69, has been a director since January 2014. Ms. King served as Executive Chairman of QLogic Corporation (a publicly traded developer of high performance server and storage networking connectivity products) from August 2015 until August 2016, when it was acquired by Cavium, Inc. Previously, she served as a director and as Chief Executive Officer of Standard Microsystems Corporation (a publicly traded developer of silicon-based integrated circuits utilizing analog and mixed-signal technologies) from 2008 until the company’s acquisition in 2012 by Microchip Technology, Inc. Prior to Standard Microsystems, Ms. King was Chief Executive Officer of AMI Semiconductor, Inc., a publicly traded company, from 2001 until it was acquired by ON Semiconductor Corp. in 2008. From 1973 to 2001, Ms. King held various engineering, business, and management positions at IBM Corp., including Vice President of Semiconductor Products. Ms. King currently serves as a director of IDACORP, Inc. (a publicly traded holding company), and Idaho Power Company (a subsidiary of IDACORP). She previously served as a director of Cirrus Logic, Inc., QLogic Corporation, Analog Devices, Inc., and Atheros Communications, Inc., prior to its acquisition by Qualcomm, Inc.

        We believe that Ms. King is qualified to serve as a director because of her extensive management and operational experience in the high tech and semiconductor industries. In particular, through her experience as Executive Chairman of QLogic and as Chief Executive Officer of Standard Microsystems and AMI Semiconductor, as well as her service as a director of other public companies, Ms. King provides the Board of Directors with significant strategic, operational, and financial expertise. She also serves as a designated “audit committee financial expert” for Skyworks’ Audit Committee.

        David P. McGlade, age 58, has been a director since February 2005. He serves as Chairman of the Board of Intelsat S.A. (a publicly traded worldwide provider of satellite communication services), a position he has held since April 2015. Mr. McGlade served as Executive Chairman of Intelsat from April 2015 to March 2018, prior to which he served as Chairman and Chief Executive Officer. Mr. McGlade joined Intelsat in April 2005 and was the Deputy Chairman of Intelsat from August 2008 until April 2013. Previously, Mr. McGlade served as an Executive Director of mmO2 PLC and as the Chief Executive Officer of O2 UK (a subsidiary of mmO2), a position he held from October 2000 until March 2005. Before joining O2 UK, Mr. McGlade was President of the Western Region for Sprint PCS.

        We believe that Mr. McGlade is qualified to serve as a director because of his over 30 years of experience in the telecommunications business, which have allowed him to acquire significant operational, strategic, and financial business acumen. Most recently, as a result of his work as the Chief Executive Officer of Intelsat, Mr. McGlade gained significant leadership and operational experience, as well as knowledge about the global capital markets. He also serves as a designated “audit committee financial expert” for Skyworks’ Audit Committee.

        Robert A. Schriesheim, age 58, has been a director since May 2006. He currently serves as chairman of Truax Partners LLC (a consulting firm). He served as Executive Vice President and Chief Financial Officer of Sears Holdings (a nationwide retailer) from August 2011 to October 2016. From January 2010 to October 2010, Mr. Schriesheim was Chief Financial Officer of Hewitt Associates, Inc. (a global human resources consulting and outsourcing company that was acquired by Aon Corporation). From October 2006 until December 2009, he was the Executive Vice President and Chief Financial Officer of Lawson Software, Inc. (a publicly traded ERP software provider). From August 2002 to October 2006, he was affiliated with ARCH Development Partners, LLC (a seed stage venture capital fund). Before joining ARCH, Mr. Schriesheim held executive positions at Global TeleSystems, SBC Equity Partners, Ameritech, AC Nielsen, and Brooke Group Ltd. Mr. Schriesheim currently serves as a director of Frontier Communications Corporation (a publicly traded provider of communications services), Houlihan Lokey Inc. (a publicly traded financial services firm), and NII Holdings, Inc. (a publicly traded provider of mobile communication

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services in Brazil), and previously served as a director of Lawson Software, until its sale in July 2011, and Forest City Realty Trust, until its sale in December 2018. In addition, from 2004 until 2007, he was also a director of Dobson Communications Corp. (a former publicly traded wireless services communications company that was acquired by AT&T Inc.) and from 2007 until 2009 he served as a director of MSC Software Corp. (a former publicly traded provider of integrated simulation solutions for designing and testing manufactured products that was acquired by Symphony Technology Group).

        We believe that Mr. Schriesheim is qualified to serve as a director because of his extensive knowledge of the capital markets, experience with corporate financial capital structures, and long history of evaluating and structuring merger and acquisition transactions within the technology sector. Mr. Schriesheim also has significant experience, as a senior executive and director in both public and private companies in the technology sector, leading companies through major strategic and financial corporate transformations while doing business in the global marketplace.

        Kimberly S. Stevenson, age 56, has been a director since July 2018. In February 2019, she became a venture partner at RIDGE-LANE Limited Partners (a strategic advisory and venture development firm). Previously, Ms. Stevenson served as Senior Vice President and General Manager, Data Center Products and Solutions, at Lenovo Group Ltd. (a publicly traded manufacturer of personal computers, data center equipment, smartphones, and tablets) from May 2017 to October 2018. From September 2009 to February 2017, she served as a Corporate Vice President at Intel Corporation (a publicly traded semiconductor designer and manufacturer), holding various positions including Chief Operating Officer for the Client and Internet of Things Businesses and Systems Architecture Group from September 2016 to February 2017, Chief Information Officer from February 2012 to August 2016, and General Manager, IT Operations and Services, from September 2009 to January 2012. Prior to joining Intel, Ms. Stevenson held various operations and management positions at Electronic Data Systems Corporation (now part of DXC Technology Company) from 2002 to 2009 and at IBM Corp. from 1985 to 2002. Ms. Stevenson currently serves as a director of Boston Private Financial Holdings, Inc. (a publicly traded wealth management company). She previously served as a director of Riverbed Technology, Inc. (a publicly traded hardware and software developer), prior to its being taken private in 2015.

        We believe that Ms. Stevenson is qualified to serve as a director given her extensive experience in the semiconductor and technology industries. With over three decades of senior management experience at companies in various high tech disciplines, Ms. Stevenson brings to the Board of Directors a broad understanding of issues facing the Company and its competitors and offers specific expertise on best practices within information systems and operational risk management. Ms. Stevenson was identified as a director candidate by a search firm engaged by the Nominating and Corporate Governance Committee.

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        Nine of our currently serving directors have been nominated for election to our Board of Directors to serve until the 2020 Annual Meeting of Stockholders and until their successors are elected and qualified or until their earlier resignation or removal. The table below summarizes the key qualifications and attributes relied upon by the Board of Directors in nominating our current directors for election. Marks indicate specific areas of focus or expertise relied on by the Board of Directors. The lack of a mark in a particular area does not necessarily signify a director’s lack of qualification or experience in such area.

        In addition to the information presented above regarding each director’s specific experience, qualifications, attributes and skills that led our Board of Directors to conclude that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. They have each demonstrated business acumen, an ability to exercise sound judgment, and a commitment of service to Skyworks.

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Corporate Governance

  Shareholder Engagement and Best Practices

        The following actions and policies, some of which were adopted in recent years after receiving feedback from our stockholders, demonstrate the commitment of our Board of Directors to robust corporate governance and responsiveness to stockholders:

  •
  all of our directors are elected annually by a majority of votes cast in uncontested elections, and directors can be removed by a majority of shares entitled to vote in the election of directors;

  •
  stockholders who meet the applicable requirements may nominate and include in the Company’s proxy materials director nominees, under the “proxy access” provisions in the Company’s By-laws;

  •
  our Lead Independent Director provides leadership to the Board of Directors if there is a real or perceived conflict of interest with regard to a particular matter between our Chairman and our Company or our stockholders;

  •
  in 2016, the Board of Directors recommended, and the Company’s stockholders approved, an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision relating to amendment of the Company’s By-laws;

  •
  in 2018, the Board of Directors voluntarily implemented an amendment to the Company’s By-laws to provide a stockholder special meeting right; and

  •
  the Board of Directors took steps within the past year to refresh its membership, in July 2018 appointing Ms. Stevenson who contributes to the Board of Directors her diversity of experience and background.

        Because responsiveness to the Company’s stockholders is a critical part of our commitment to corporate governance, we conduct outreach to our stockholders to understand their perspectives on various governance matters. Most recently, we engaged in formal stockholder outreach following the 2018 Annual Meeting at which our stockholders voted to approve a proposal ratifying the above-listed amendment to the Company’s By-laws to provide a stockholder special meeting right. Specifically, we solicited feedback from institutional stockholders representing approximately 70% of the votes identified as “against” the special meeting right ratification proposal. Each of the institutional stockholders with whom we spoke told us that their opposition was a result of certain specific terms of the By-law provision implementing the stockholder special meeting right (terms which varied by institution) and not because they disapproved of the Company’s omission from the proxy statement of a stockholder proposal related to adoption of a stockholder special meeting right. The Board of Directors considered this input, but decided not to make any changes at this time, in part because there was no consensus among the stockholders as to which terms were problematic or how the special meeting right should be modified.

        Our Board of Directors values the opinions expressed by our stockholders and will continue to consider the voting results from stockholder meetings, as well as feedback obtained through our stockholder engagement efforts, when making future decisions regarding corporate governance matters.

  Board of Director Meetings

        The Board of Directors met six (6) times during fiscal year 2018. During fiscal year 2018, each director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which he or she served. The Company’s policy with respect to directors’ attendance at the Annual Meeting is available on the Investor Relations portion of the Company’s website at http://www.skyworksinc.com (see corporate governance guidelines). At the 2018 Annual Meeting, each director then in office was in attendance, with the exception of Mr. Beebe.

  Director Independence

        Each year, the Board of Directors reviews the relationships that each director has with the Company and with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being

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independent within the meaning of the applicable Listing Rules of the Nasdaq Stock Market LLC (the “Nasdaq Rules”) and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, are considered to be independent directors. The Board of Directors has reviewed a number of factors to evaluate the independence of each of its members. These factors include its members’ current and historic relationships with the Company and its competitors, suppliers, and customers; their relationships with management and other directors; the relationships their current and former employers have with the Company; and the relationships between the Company and other companies of which a member of the Company’s Board of Directors is a director or executive officer. After evaluating these factors, the Board of Directors has determined that a majority of the members of the Board of Directors, namely, Kevin L. Beebe, Timothy R. Furey, Balakrishnan S. Iyer, Christine King, David J. McLachlan, David P. McGlade, Robert A. Schriesheim, and Kimberly S. Stevenson, do not have any relationships that would interfere with the exercise of independent judgment in carrying out their responsibilities as directors and that each such director is an independent director of the Company within the meaning of applicable Nasdaq Rules.

  Corporate Governance Guidelines

        The Board of Directors has adopted corporate governance practices to help fulfill its responsibilities to the stockholders in overseeing the work of management and the Company’s business results. These guidelines are intended to ensure that the Board of Directors has the necessary authority and practices in place to review and evaluate the Company’s business operations, as needed, and to make decisions that are independent of the Company’s management. In addition, the guidelines are intended to align the interests of directors and management with those of the Company’s stockholders. A copy of the Company’s corporate governance guidelines is available on the Investor Relations portion of the Company’s website at http://www.skyworksinc.com.

        In accordance with these corporate governance guidelines, independent members of the Board of Directors of the Company met in executive session without management present four (4) times during fiscal year 2018. Mr. McLachlan, the Lead Independent Director, served as presiding director for these meetings.

  Stockholder Communications

        Our stockholders may communicate directly with the Board of Directors as a whole or to individual directors by letter addressed directly to such individual or individuals at the following address: c/o Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617, Attention: Secretary. The Company will forward to each director to whom such communication is addressed, and to the Chairman of the Board in his capacity as representative of the entire Board of Directors, any mail received at the Company’s corporate office to the address specified by such director and the Chairman of the Board.

  Code of Ethics

        We have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. We make available our code of business conduct and ethics through our website at http://www.skyworksinc.com. We intend to disclose any amendments to, or waivers from, our code of business conduct and ethics that are required to be publicly disclosed by posting any such amendment or waivers on our website pursuant to SEC requirements and Nasdaq Rules.

  Executive Officer and Director Stock Ownership Requirements

        As described in detail below under “Compensation Discussion and Analysis,” we have adopted Executive Officer and Director Stock Ownership programs that require our executive officers (including those Named Executive Officers who are still currently serving as executive officers) and non-employee directors to hold a significant equity interest in Skyworks with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders. All of our Named Executive Officers and directors have met the stock ownership guidelines as of the date hereof (with the exception of Ms. Stevenson, who is not required to comply with the guidelines until the fifth anniversary of her appointment to the Board of Directors).

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  Board Leadership Structure

        Our Board of Directors selects the Company’s Chairman of the Board and Chief Executive Officer in the manner it determines to be in the best interests of the Company. In May 2014, our Board of Directors appointed Mr. Aldrich, who had previously served as the Company’s President and Chief Executive Officer, to serve as Chairman of the Board and Chief Executive Officer. At that time, our Board of Directors also appointed Mr. McLachlan, the prior Chairman of the Board and an independent director within the meaning of applicable Nasdaq Rules (see above under “Director Independence”), as the Lead Independent Director. In May 2016, our Board of Directors appointed Mr. Aldrich to serve as Chairman of the Board and Executive Chairman, and Mr. Griffin to serve as President and Chief Executive Officer and as a director. Mr. Aldrich’s tenure as the Company’s Executive Chairman ended on May 9, 2018, the date of the Company’s 2018 Annual Meeting. Mr. Aldrich continues to serve as Chairman of the Board and, as noted above, is standing for reelection as a non-employee director at the Annual Meeting. Mr. McLachlan will not stand for reelection at the Annual Meeting, and the Board of Directors intends to appoint a new Lead Independent Director following the election of directors at the Annual Meeting.

        The duties of the Lead Independent Director, as set forth in our corporate governance guidelines, include the following:

  •
  presiding at all meetings of the Board of Directors at which the Chairman of the Board is not present, including executive sessions of the independent directors;

  •
  calling meetings of the independent directors, as he deems appropriate, and assuring that the independent directors meet independently at least twice each year;

  •
  providing leadership to the Board of Directors if circumstances arise in which the Chairman of the Board may be, or may be perceived to be, in conflict with the interests of the Company and its stockholders with regard to a particular matter;

  •
  facilitating communications and serving as a liaison, when necessary, between the independent directors and the Chairman of the Board and/or the Chief Executive Officer;

  •
  consulting with the Chairman of the Board in the preparation of the schedules, agendas, and information provided to the Board of Directors for each meeting, and ensuring that there is sufficient time at each meeting for discussion of all agenda items;

  •
  retaining independent advisors on behalf of the Board of Directors as the Board of Directors or the independent directors may deem necessary or appropriate; and

  •
  being available for consultation and direct communication upon the reasonable request of major stockholders.

        The Board believes our current leadership structure is appropriate and that the duties of the Lead Independent Director appropriately and effectively complement the duties of the Chairman of the Board.

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Committees of the Board of Directors

        The Board of Directors has a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.

  Audit Committee

        We have established an Audit Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”): Mr. Iyer (Chairman), Mr. Furey, Ms. King, Mr. McGlade, and Mr. McLachlan.

        The primary responsibility of the Audit Committee is the oversight of the quality and integrity of the Company’s financial statements, the Company’s internal financial and accounting processes, and the independent audit process. Additionally, the Audit Committee has the responsibilities and authority necessary to comply with Rule 10A-3 under the Exchange Act. The Audit Committee meets privately with the independent registered public accounting firm, reviews their performance and independence from management, and has the sole authority to retain and dismiss the independent registered public accounting firm. These and other aspects of the Audit Committee’s authority are more particularly described in the Company’s Audit Committee Charter, which the Board of Directors adopted and is reviewed annually by the committee and is available on the Investor Relations portion of our website at http://www.skyworksinc.com.

        The Audit Committee has adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP for fiscal year 2018. The Audit Committee met eight (8) times during fiscal year 2018.

  Audit Committee Financial Expert

        The Board of Directors has determined that each of Mr. Iyer (Chairman), Ms. King, Mr. McGlade, Mr. McLachlan, and Mr. Schriesheim (who served on the Audit Committee until January 30, 2019) meets the qualifications of an “audit committee financial expert” under SEC rules and the qualifications of “financial sophistication” under the applicable Nasdaq Rules, and qualifies as “independent” as defined under the applicable Nasdaq Rules.

  Compensation Committee

        We have established a Compensation Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules: Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. The Compensation Committee met six (6) times during fiscal year 2018. The functions of the Compensation Committee include establishing the appropriate level of compensation, including short and long-term incentive compensation of the Chief Executive Officer, all other executive officers, and any other officers or employees who report directly to the Chief Executive Officer. The Compensation Committee also administers Skyworks’ equity-based compensation plans. The Compensation Committee’s authority to grant equity awards to the Company’s executive officers may not be delegated to the Company’s management or others. The Board of Directors has adopted a written charter for the Compensation Committee, and it is available on the Investor Relations portion of the Company’s website at http://www.skyworksinc.com.

        The Compensation Committee has engaged Aon/Radford Consulting (“Aon/Radford”) to assist it in determining the components and amounts of executive compensation. The consultant reports directly to the Compensation Committee, through its Chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time.

        The process and procedures followed by the Compensation Committee in considering and determining executive and director compensation are described below under “Compensation Discussion and Analysis.”

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  Nominating and Corporate Governance Committee

        We have established a Nominating and Corporate Governance Committee consisting of the following individuals, each of whom the Board of Directors has determined is “independent” within the meaning of applicable Nasdaq Rules: Mr. Beebe (Chairman), Mr. Furey, Mr. McLachlan, Mr. Schriesheim, and Ms. Stevenson. The Nominating and Corporate Governance Committee met three (3) times during fiscal year 2018. The Nominating and Corporate Governance Committee is responsible for evaluating and recommending individuals for election or reelection to the Board of Directors and its committees, including any recommendations that may be submitted by stockholders, the annual self-evaluations of the Board of Directors and its committees (which include assessments of individual directors), and the evaluation and recommendation of the corporate governance policies. These and other aspects of the Nominating and Corporate Governance Committee’s authority are more particularly described in the Nominating and Corporate Governance Committee Charter, which the Board of Directors adopted and is available on the Investor Relations portion of the Company’s website at http://www.skyworksinc.com.

  Director Nomination Procedures

        The Nominating and Corporate Governance Committee evaluates director candidates in the context of the overall composition and needs of the Board of Directors, with the objective of recommending a group that can best manage the business and affairs of the Company and represent the interests of the Company’s stockholders using its diversity of experience. The committee seeks directors who possess certain minimum qualifications, including the following:

  •
  A director must have substantial or significant business or professional experience or an understanding of technology, finance, marketing, financial reporting, international business, or other disciplines relevant to the business of the Company.

  •
  A director (other than an employee-director) must be free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of his or her independent judgment as a member of the Board of Directors or of a Board committee.

  •
  The committee also considers the following qualities and skills, among others, in its selection of directors and as candidates for appointment to the committees of the Board of Directors:

      o
      economic, technical, scientific, academic, financial, accounting, legal, marketing, or other expertise applicable to the business of the Company;

      o
      leadership or substantial achievement in their particular fields;

      o
      demonstrated ability to exercise sound business judgment;

      o
      integrity and high moral and ethical character;

      o
      potential to contribute to the diversity of viewpoints, backgrounds, or experiences of the Board of Directors as a whole;

      o
      capacity and desire to represent the balanced, best interests of the Company as a whole and not primarily a special interest group or constituency;

      o
      ability to work well with others;

      o
      high degree of interest in the business of the Company;

      o
      dedication to the success of the Company;

      o
      commitment to the responsibilities of a director; and

      o
      international business or professional experience.

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        The committee believes that our Board of Directors, taken as a whole, should embody a diverse set of skills, experiences, and backgrounds in order to better inform its decisions. As noted above in “Election of Directors—Nominees for Election,” the committee considers age, tenure, gender, race, and ethnicity, in addition to business experience and other specific areas of focus or expertise, in its holistic approach to assessing and identifying director nominees. With respect to the recent director search that culminated with the appointment of Ms. Stevenson in July 2018, the Nominating and Corporate Governance Committee instructed its retained search firm to include candidates reflecting gender and ethnic diversity in the pool of potential director nominees to be considered by the committee. The committee will also take into account the fact that a majority of the Board of Directors must meet the independence requirements of the applicable Nasdaq Rules. The Company expects that a director’s existing and future commitments will not materially interfere with such director’s obligations to the Company. For candidates who are incumbent directors, the committee considers each director’s past attendance at meetings and participation in and contributions to the activities of the Board of Directors. The committee identifies candidates for director nominees in consultation with the Chief Executive Officer of the Company and the Chairman of the Board, through the use of search firms or other advisors or through such other methods as the committee deems to be helpful to identify candidates. Once candidates have been identified, the committee confirms that the candidates meet all of the minimum qualifications for director nominees set forth above through interviews, background checks, or any other means that the committee deems to be helpful in the evaluation process. The committee then meets to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board of Directors. Based on the results of the evaluation process, the committee recommends candidates for director nominees for election to the Board of Directors.

  Stockholder Nominees

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders provided such stockholders follow the procedures set forth below. The committee does not intend to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder or otherwise. Stockholders who wish to nominate director candidates for election at the 2020 Annual Meeting, but who are not to be included in the Company’s proxy materials pursuant to the proxy access provisions in our By-laws, may do so in accordance with the provisions of our By-laws by submitting a written recommendation to the Secretary of the Company at the address below no earlier than the close of business on January 9, 2020, and no later than the close of business on February 8, 2020. In the event that the 2020 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2019 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 120 days prior to the date of the 2020 Annual Meeting and no later than the later of 90 days prior to the 2020 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2020 Annual Meeting is first made by the Company. For nominees for election to the Board of Directors proposed by stockholders to be considered, the recommendation for nomination must be in writing and must include the following information:

  •
  name of the stockholder, whether an entity or an individual, making the recommendation;

  •
  a written statement disclosing such stockholder’s beneficial ownership of the Company’s capital stock;

  •
  name of the individual recommended for consideration as a director nominee;

  •
  a written statement from the stockholder making the recommendation stating why such recommended candidate would be able to fulfill the duties of a director;

  •
  a written statement from the stockholder making the recommendation stating how the recommended candidate meets the independence requirements established by the SEC and the applicable Nasdaq Rules;

  •
  a written statement disclosing the recommended candidate’s beneficial ownership of the Company’s capital stock; and

  •
  a written statement disclosing relationships between the recommended candidate and the Company that may constitute a conflict of interest.

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        A stockholder (or a group of up to twenty stockholders) who has owned at least three percent of the Company’s outstanding shares of common stock continuously for at least three years, and has complied with the other requirements in the Company’s By-laws, may nominate and include in the Company’s proxy materials a number of director nominees up to the greater of two individuals or 20% of the Board of Directors. Written notice of a proxy access nomination for inclusion in our proxy statement for the 2020 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at the address below no earlier than the open of business on December 10, 2019, and no later than the close of business on January 9, 2020. In the event that the 2020 Annual Meeting is held more than thirty (30) days before, or more than sixty (60) days after, the first anniversary of the Company’s 2019 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address below no earlier than 150 days prior to the date of the 2020 Annual Meeting and no later than the later of 120 days prior to the 2020 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2020 Annual Meeting is first made by the Company.

        Written notice of proxy access nominations and written recommendations for nomination may be sent to the General Counsel and Secretary of the Company via U.S. mail or expedited delivery service to Skyworks Solutions, Inc., 5221 California Avenue, Irvine, California 92617.

Role of the Board of Directors in Risk Oversight

        Our Board of Directors oversees our risk management processes directly and through its committees. Our management team is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of our management team. They fulfill this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices. In general, our Board of Directors oversees risk management activities relating to business strategy, capital allocation, organizational structure, certain operational risks, and acquisitions; our Audit Committee oversees risk management activities related to financial controls, legal and compliance risks, and cybersecurity risk; our Compensation Committee oversees risk management activities relating to our compensation policies and practices as well as management succession planning; and our Nominating and Corporate Governance Committee oversees risk management activities relating to Board composition. Each committee reports to the Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. For example, the Board of Directors periodically reviews and approves the executive succession plan in consultation with the Compensation Committee and the Chief Executive Officer. In addition, since risk issues often overlap, committees from time to time request that the Board of Directors discuss particular risks.

        Our Compensation Committee does not believe that any risks arising from our employee compensation policies and practices are reasonably likely to have a material adverse effect on our company. Our Compensation Committee believes that any such risks are mitigated by:

  •
  The multiple elements of our compensation packages, including base salary, our annual short-term incentive compensation plan and (for our executive officers and other key employees) equity awards that vest (or are issuable) over multiple years and are intended to motivate employees to take a long-term view of our business.

  •
  The structure of our short-term incentive compensation plan (described in greater detail in this Proxy Statement under “Compensation Discussion and Analysis”), which is based on (i) a number of different financial and operating performance metrics to avoid employees placing undue emphasis on any particular performance metric at the expense of other aspects of our business, and (ii) performance targets that we believe are appropriately aggressive yet will not require undue risk-taking to achieve. Further, the structure of the short-term incentive compensation plan aids in driving sustained long-term financial performance as the goals and targets from the prior year’s plan are significant factors used in determining goals for the current year’s plan.

Proxy Statement   |  Page 27

Compensation Committee Interlocks and Insider Participation

        The Compensation Committee of the Board of Directors currently consists of Ms. King (Chairman), Mr. McGlade, and Mr. Schriesheim. During fiscal year 2018, the Compensation Committee consisted of Ms. King (Chairman), Mr. Beebe, Mr. Furey, and Mr. McGlade. No member of this committee was at any time during fiscal year 2018 an officer or employee of the Company, was formerly an officer of the Company or any of its subsidiaries, or had any employment relationship with the Company or any of its subsidiaries. No executive officer of the Company has served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity, one of whose executive officers served as a director of or member of the Compensation Committee.

Certain Relationships and Related Person Transactions

        Other than compensation agreements and other arrangements described below under “Information About Executive and Director Compensation,” since September 29, 2017, there has not been a transaction or series of related transactions to which the Company was or is a party involving an amount in excess of $120,000 and in which any director, executive officer, holder of more than five percent (5%) of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest. In January 2008, the Board of Directors adopted a written related person transaction approval policy, which was amended in November 2018, and which sets forth the Company’s policies and procedures for the review, approval or ratification of any transaction required to be reported in its filings with the SEC. The Company’s policy with regard to related person transactions is that all related person transactions between the Company and any related person (as defined in Item 404 of Regulation S-K) or their affiliates, in which the amount involved is equal to or greater than $120,000, be reviewed by the Company’s General Counsel and approved by the Audit Committee. In addition, the Company’s Code of Business Conduct and Ethics requires that employees discuss with the Company’s Compliance Officer any significant relationship (or transaction) that might raise doubt about such employee’s ability to act in the best interest of the Company.

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 Proposal 2:
Ratification of Independent
Registered Public Accounting Firm

        The Audit Committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019 and has further directed that management submit the selection of the independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP was the independent registered public accounting firm for the Company for fiscal year 2018, and has been the independent registered public accounting firm for the Company and its predecessor, Alpha Industries, Inc., since 1975. We are asking the stockholders to ratify the selection of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2019.

        Representatives of KPMG LLP are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate stockholder questions.

        Stockholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-laws or other applicable legal requirements. However, the Audit Committee is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. The affirmative vote of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter at the Annual Meeting is required to approve the selection of KPMG LLP as the Company’s independent registered public accounting firm. In the event stockholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and stockholders’ best interests.

Audit Fees

        KPMG LLP provided audit services to the Company consisting of the annual audit of the Company’s 2018 consolidated financial statements contained in the Company’s Annual Report on Form 10-K and reviews of the financial statements contained in the Company’s Quarterly Reports on Form 10-Q for fiscal year 2018. The following table summarizes the fees of KPMG LLP billed to the Company for the last two fiscal years.

Fee Category	Fiscal Year 2018 ($)	% of Total (%)	Fiscal Year 2017 ($)	% of Total (%)
Audit Fees(1)	2,479,090	89.9	1,741,700	93.7
Audit-Related Fees	—	—	—	—
Tax Fees(2)	240,500	8.7	67,000	3.6
All Other Fees(3)	38,500	1.4	49,560	2.7

Total Fees	2,758,090	100	1,858,260	100

(1)
Audit fees consist of fees for the audit of our annual financial statements, review of the interim financial statements included in our quarterly reports on Form 10-Q, statutory audits and related filings in various foreign locations and audit procedures related to acquisition activity during fiscal years 2018 and 2017. Fiscal year 2018 and 2017 audit fees included fees for services incurred in connection with rendering an opinion under Section 404 of the Sarbanes-Oxley Act.

(2)
Tax fees consist of fees for tax compliance, tax advice and tax planning services. Tax compliance services, which primarily relate to the review of our U.S. tax returns and certain trade and customs forms, accounted for $230,000 and $57,000 of the total tax fees for fiscal years 2018 and 2017, respectively.

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(3)
All other fees for fiscal years 2018 and 2017 relate to fees incurred for conflict mineral reporting compliance and licenses to accounting and research software.

        In 2003, the Audit Committee adopted a formal policy concerning approval of audit and non-audit services to be provided to the Company by its independent registered public accounting firm, KPMG LLP. The policy requires that all services provided by KPMG LLP, including audit services and permitted audit-related and non-audit services, be preapproved by the Audit Committee. The Audit Committee preapproved all audit and non-audit services provided by KPMG LLP during fiscal year 2018 and our fiscal year ended September 29, 2017 (“fiscal year 2017”).

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”
THE RATIFICATION OF THE SELECTION OF KPMG LLP
AS THE INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM OF THE COMPANY FOR FISCAL YEAR 2019

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 Report of the Audit Committee

        The Audit Committee of Skyworks’ Board of Directors is responsible for providing independent, objective oversight of Skyworks’ accounting functions and internal controls. During fiscal year 2018, the Audit Committee was composed of four directors, each of whom is independent within the meaning of applicable Nasdaq Rules and meets the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Audit Committee operates under a written charter approved by the Board of Directors.

        Management is responsible for the Company’s internal control and financial reporting process. The Company’s independent registered public accounting firm is responsible for performing an independent audit of Skyworks’ consolidated financial statements in accordance with generally accepted auditing standards and for issuing a report concerning such financial statements. The Audit Committee’s responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and representatives of KPMG LLP, the Company’s independent registered public accounting firm, and reviewed and discussed the audited financial statements for fiscal year 2018, results of the internal and external audit examinations, evaluations of the Company’s internal controls, and the overall quality of Skyworks’ financial reporting. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the independent registered public accounting firm’s independence from the Company and its management, including the matters in the written disclosures and letter that were received by the committee from such firm.

        Based upon the Audit Committee’s review and discussions described above, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for fiscal year 2018, as filed with the SEC.

THE AUDIT COMMITTEE
Kevin L. Beebe* Balakrishnan S. Iyer David J. McLachlan Robert A. Schriesheim*, Chairman

* No longer serving on the Audit Committee

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Proposal 3:
Advisory Vote on the Compensation of Our
Named Executive Officers (“Say-on-Pay Vote”)

        We are providing our stockholders with the opportunity to vote to approve, on a non-binding basis, the compensation of our Named Executive Officers as described below under “Information About Executive and Director Compensation” pursuant to Section 14A of the Exchange Act. At our 2018 Annual Meeting of Stockholders, approximately 93% of the votes cast by our stockholders were in favor of the compensation of the Company’s named executive officers as disclosed in the proxy statement delivered to our stockholders in connection with the 2018 Annual Meeting.

        As we describe below under “Compensation Discussion and Analysis,” our executive compensation program embodies a pay-for-performance philosophy that supports our business strategy and aligns the interests of our executives with our stockholders. In addition, our Board of Directors believes that the Company’s financial performance over the last fiscal year demonstrates that our executive compensation program was designed appropriately and is working effectively to support long-term value creation.

        Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

  RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related material disclosed in this Proxy Statement.

        As an advisory vote, this proposal is not binding and will not overrule any decision by the Company or the Board of Directors (or any committee thereof), nor will it create or imply any change or addition to the fiduciary duties of the Company or the Board of Directors (or any committee thereof). However, our Compensation Committee and Board of Directors value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for Named Executive Officers. The next non-binding say-on-pay vote is scheduled to be held at our 2020 Annual Meeting of Stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE
TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
BY VOTING “FOR” PROPOSAL 3

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Information About Executive and Director Compensation

Summary and Highlights

Financial Performance

  •
  For fiscal year 2018, we achieved record net revenue of approximately $3.9 billion, operating margin of approximately 34% on a GAAP basis (approximately 38% on a non-GAAP basis), and diluted earnings per share of $5.01 on a GAAP basis ($7.22 on a non-GAAP basis).1

  •
  During fiscal year 2018, we returned approximately $1.0 billion to stockholders through repurchasing 7.7 million shares of our common stock for $760 million and through payments of $243 million in cash dividends.

  •
  Total stockholder return (“TSR”) for the five-year period ending September 28, 2018, was 287%, compared to a weighted average TSR of 202% for the companies in the S&P 500 Semiconductors Index and a weighted average TSR of 91% for the companies in the S&P 500 Index.

Compensation Program Alignment with Long-Term Interests of Stockholders

  •
  We emphasize pay-for-performance and tie a significant amount of our Named Executive Officers’ annual compensation to our performance in the form of incentive-based compensation, with the majority being in equity-based compensation. We believe that through the combination of our equity-based incentive compensation program and executive stock ownership guidelines, the interests of our executives are strongly aligned with those of our long-term stockholders—namely, increasing stockholder value over time.

  •
  The charts below show the target total direct compensation mix for fiscal year 2018 for our Chief Executive Officer and the average for the other Named Executive Officers. The target total direct compensation mix for fiscal year 2018 reflects actual salary, target short-term incentive award, and the grant date fair value of performance share and restricted stock unit awards.

1
Please see table on page 69 for a full reconciliation of non-GAAP results to GAAP results.

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  •
  We provide short-term incentive compensation to motivate executives to achieve key near-term (i.e., a year or less) financial and/or operational objectives. We provide longer-term equity-based compensation in the form of performance share awards and restricted stock unit awards to incentivize our executive officers to achieve goals each year that we believe will result in significant increases in stockholder value over the longer term, thereby aligning their interests with those of our stockholders. Shares are received under performance share awards only upon satisfaction of “performance” and “continued employment” conditions (i.e., to receive all shares earned based on actual performance, the executive would typically need to remain employed for three years following the grant of a performance share award).

  •
  The Compensation Committee of our Board of Directors, with assistance from its independent compensation consultant, annually reviews our executive compensation program to ensure that it is competitive with the companies in our industry with which we compete for executive talent. We generally target the median of our comparison group for our base salary and short-term incentive compensation levels. For fiscal year 2018, we granted equity-based incentive awards with a target incentive level at approximately the median of our comparison group, with the opportunity to earn above the target incentive levels based on performance. We feel that this level of executive compensation, with its emphasis on long-term results, alignment with stockholder interests, and long-term retention, enables us to attract and retain the executive talent necessary to meet our business objectives.

Corporate Governance and Compensation Best Practices

  •
  As part of its commitment to strong corporate governance and best practices, our Compensation Committee has engaged an independent compensation consultant, Aon/Radford, to perform an annual comprehensive analysis of our executive compensation practices and pay levels, using analytical tools such as market data, tally sheets, compensation history, and walk-away analysis for each executive.

  •
  We have adopted Executive Officer and Director Stock Ownership programs that require our executive officers and non-employee directors to hold a significant equity interest in the Company with the objective of more closely aligning the interests of our executive officers and directors with those of our stockholders.

  •
  We prohibit our directors, officers, and employees from (a) hedging or otherwise offsetting any decrease in the market value of the Company securities held by such individuals, or (b) engaging in any short-term, speculative securities transactions with regard to Company securities, including but not limited to pledging securities, purchasing securities on margin, engaging in short sales, or buying or selling put or call options;

  •
  Equity awards granted to our Named Executive Officers under the 2015 Long-Term Incentive Plan are not subject to automatic accelerated vesting solely upon a change in control of the Company.

  •
  None of the Named Executive Officers is entitled to any future excise tax gross-up payment in connection with a change in control of the Company.

  •
  Our non-employee directors are compensated with a combination of cash and equity awards, with the majority of compensation provided in the form of equity awards. The Compensation Committee, with input from Aon/Radford, reviews the total compensation of our non-employee directors biannually and analyzes the competitiveness of our compensation program for non-employee directors against the peer group used to benchmark executive compensation, with the goal of establishing non-employee director compensation that is similar to, and competitive with, the compensation of non-employee directors at peer companies in the semiconductor industry.

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Compensation Discussion and Analysis

        This Compensation Discussion and Analysis section discusses the compensation policies and programs for our Chief Executive Officer, our Chief Financial Officer, our former Executive Chairman, and our three next most highly paid executive officers during fiscal year 2018 as determined under the rules of the SEC. We refer to this group of executive officers as our “Named Executive Officers.” For fiscal year 2018, our Named Executive Officers were:

  •
  Liam K. Griffin, President and Chief Executive Officer;

  •
  Kris Sennesael, Senior Vice President and Chief Financial Officer;

  •
  Carlos S. Bori, Senior Vice President, Sales and Marketing;

  •
  Peter L. Gammel, Chief Technology Officer;

  •
  Robert J. Terry, Senior Vice President, General Counsel and Secretary; and

  •
  David J. Aldrich, Former Executive Chairman (retired as Executive Chairman on May 9, 2018).

  Approach for Determining Form and Amounts of Compensation

        The Compensation Committee, which is composed solely of independent directors within the meaning of applicable Nasdaq Rules, outside directors within the meaning of Section 162(m) of the Internal Revenue Code (“IRC”) (solely for purposes of administering any equity awards that may qualify as grandfathered performance-based compensation), and non-employee directors within the meaning of Rule 16b-3 under the Exchange Act, is responsible for determining all components and amounts of compensation to be paid to our Named Executive Officers, as well as any other executive officers or employees who report directly to the Chief Executive Officer. The Compensation Committee sets compensation for the Named Executive Officers, including base salary, short-term incentives, and long-term stock-based incentives, at levels generally intended to be competitive with the compensation of comparable executives in semiconductor companies with which the Company competes for executive talent.

  Compensation Program Objectives

        The objectives of our executive compensation program are to attract, retain and motivate highly qualified executives to operate our business, and to link the compensation of those executives to improvements in the Company’s financial performance and increases in stockholder value. Accordingly, the Compensation Committee’s goals in establishing our executive compensation program include:

  •
  ensuring that our executive compensation program is competitive with a group of companies in the semiconductor industry with which we compete for executive talent;

  •
  providing a base salary that serves as the foundation of a compensation package that attracts and retains the executive talent needed to achieve our business objectives;

  •
  providing short-term variable compensation that motivates executives and rewards them for achieving Company financial performance targets;

  •
  providing long-term stock-based compensation that aligns the interest of our executives with stockholders by rewarding them for long-term increases in stockholder value; and

  •
  ensuring that our executive compensation program is perceived as fundamentally fair to all of our employees.

  Retention of Compensation Consultant

        The Compensation Committee has engaged Aon/Radford to assist in determining the components and amount of executive compensation. Aon/Radford reports directly to the Compensation Committee, through its chairman, and the Compensation Committee retains the right to terminate or replace the consultant at any time. The consultant advises the Compensation Committee on such compensation matters as are requested by the Compensation

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Committee. The Compensation Committee considers the consultant’s advice on such matters in addition to any other information or factors it considers relevant in making its compensation determinations. In fiscal year 2018, Aon/Radford received $246,580 for survey data and compensation consulting services to the Compensation Committee.

        The Compensation Committee has considered the relationships that Aon/Radford has with the Company, the members of the Compensation Committee and our executive officers, as well as the policies that Aon/Radford has in place to maintain its independence and objectivity, and has determined that Aon/Radford’s work for the Compensation Committee has not raised any conflicts of interest. Company management has separately engaged Aon Risk Solutions, an affiliate of Aon/Radford, for risk management and insurance brokerage services. The Company paid $420,977 to Aon Risk Solutions in fiscal year 2018 for those services. Additionally, Company management has engaged certain affiliates of Aon/Radford in various jurisdictions for consulting and brokerage services unrelated to executive compensation and benefits, for which the Company paid a total of $77,837 in fiscal year 2018. The Company’s management did not seek the Compensation Committee’s approval for such engagements with affiliates of Aon/Radford.

  Role of Chief Executive Officer

        The Compensation Committee also considers the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports. These recommendations include an assessment of each individual’s responsibilities, experience, performance and contribution to the Company’s performance, and also generally take into account internal factors such as scope of role and level in the organization, in addition to external factors such as the current environment for attracting and retaining executives.

  Establishment of Comparator Group Data

        In determining compensation for each of the Named Executive Officers, the committee utilizes “Comparator Group” data for each position. For fiscal year 2018, the Compensation Committee approved Comparator Group data consisting of a 50/50 blend of (i) Aon/Radford survey data of 11 semiconductor companies (where sufficient data was not available in the Aon/Radford semiconductor survey data for a given executive position, the Comparator Group data also included survey data regarding high-technology companies), and (ii) the “peer” group data for 14 publicly traded semiconductor companies with which the Company competes for executive talent:

*Advanced Micro Devices	*Lam Research	*ON Semiconductor
*Analog Devices	*Maxim Integrated Products	*Qorvo
*Applied Materials	*Microchip Technology	*Texas Instruments
*Broadcom Limited	*Micron Technology	*Xilinx
*KLA-Tencor	*NVIDIA

  Use of Comparator Group Data

        The Compensation Committee annually compares the components and amounts of compensation that we provide to our Chief Executive Officer and other Named Executive Officers with the components and amounts of compensation provided to their counterparts in the Comparator Group and uses this comparison data as a guideline in its review and determination of base salaries, short-term incentives, and long-term stock-based compensation awards, as discussed in further detail below under “Components of Compensation.” In addition, in setting fiscal year 2018 compensation, the Compensation Committee sought and received input from Aon/Radford regarding the base salaries for the Chief Executive Officer and each of the other executive officers, the incentive targets relating to the short-term incentive program for executive officers, and the individual stock-based compensation awards for executive officers, as well as the related vesting schedules.

        After reviewing the data and considering the input, the Compensation Committee established (and the full Board of Directors was advised of) the base salary, short-term incentive target, and long-term stock-based compensation award for each Named Executive Officer. In establishing individual compensation, the Compensation Committee also

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considered the input of the Chief Executive Officer, as well as the individual experience and performance of each executive.

        In determining the compensation of our Chief Executive Officer for fiscal year 2018, the Compensation Committee focused on (i) competitive levels of compensation for chief executive officers who are leading a company of similar size and complexity, (ii) the importance of retaining a chief executive officer with the strategic, financial, and leadership skills necessary to ensure our continued growth and success, (iii) our Chief Executive Officer’s role relative to the other Named Executive Officers, (iv) input from the full Board of Directors on our Chief Executive Officer’s performance, and (v) the length of our Chief Executive Officer’s service to the Company. Aon/Radford advised the Compensation Committee that the base salary, annual performance targets, short-term incentive target opportunity, and equity-based compensation established by the Compensation Committee for fiscal year 2018 were competitive for chief executive officers leading companies of similar size and complexity in the semiconductor industry. Our Chief Executive Officer was not present during the voting or deliberations of the Compensation Committee concerning his compensation. As stated above, however, the Compensation Committee did consider the recommendations of the Chief Executive Officer regarding the compensation of the other Named Executive Officers and each of his other direct reports.

  Response to Stockholder Vote on Executive Compensation at 2018 Annual Meeting

        At our 2018 Annual Meeting of Stockholders, approximately 93% of the votes cast approved the compensation of the Company’s named executive officers as disclosed in the proxy statement delivered to our stockholders in connection with the 2018 Annual Meeting. We understood this to mean that stockholders generally approved of our compensation policies and determinations in 2018. However, the Compensation Committee still undertook a review of our compensation policies and determinations following the 2018 Annual Meeting with the assistance of Aon/Radford. After this review and consideration of evolving best practices in executive compensation by public companies generally, upon the recommendation of the Compensation Committee, we determined not to make any significant changes to our executive compensation decisions and policies. The Compensation Committee periodically reviews the goals we would like to achieve through our executive compensation practices and explores ways to modify those practices to either achieve new goals or to enhance our ability to achieve existing goals.

  Components of Compensation

        The key elements of compensation for our Named Executive Officers are base salary, short-term incentives, long-term stock-based incentives, 401(k) plan retirement benefits, medical, dental, vision, life and disability insurance, and financial planning benefits. Consistent with our objective of ensuring that executive compensation is perceived as fair to all employees, the Named Executive Officers do not receive any retirement benefits beyond those generally available to our benefits-eligible employees, and we do not provide medical, dental, vision, or other insurance benefits to Named Executive Officers that are different from those offered to other benefits-eligible employees.

  Base Salary

        Base salaries provide our executive officers with a degree of financial certainty and stability. The Compensation Committee determines a competitive base salary for each executive officer using the Comparator Group data and input provided by Aon/Radford. Based on these factors, base salaries of the Named Executive Officers for fiscal year 2018 were generally targeted at the Comparator Group median, with consideration given to role, responsibility, performance and length of service. The Compensation Committee did not increase, nor evaluate, the base salary for Mr. Aldrich for fiscal year 2018, because his base salary had been established in May 2016 at the time of his appointment as Executive Chairman. The base salary for fiscal year 2018 for each remaining Named Executive Officer increased on average 7.85% from the Named Executive Officer’s base salary in fiscal year 2017 as a result of market-based salary adjustments recommended by Aon/Radford, with increases ranging from 3.1% to 11.9%, which included increases related to the promotions of Messrs. Bori and Terry to Senior Vice President.

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  Short-Term Incentives

        Our short-term incentive compensation plan for executive officers is established annually by the Compensation Committee. For fiscal year 2018, the Compensation Committee adopted the Fiscal Year 2018 Executive Incentive Plan (the “Incentive Plan”). The Incentive Plan established short-term incentive awards for fiscal year 2018 for certain officers of the Company, including the Named Executive Officers, based on the Company’s achievement of certain corporate performance goals established for fiscal year 2018. Short-term incentive compensation is intended to motivate and reward executives by tying a significant portion of their total compensation to the Company’s achievement of pre-established performance goals that are generally short-term (i.e., one year or less). Pursuant to the Incentive Plan, the Compensation Committee sets a range of short-term incentive compensation that can be earned by each executive officer based on the Comparator Group data, which is expressed as a percentage of the executive officer’s base salary and which corresponds to the level of achievement of the performance goals. The low end of that range, referred to as the “threshold” percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive was at the minimum set by the Compensation Committee to be eligible to receive a payment for that goal under the Incentive Plan (referred to as the “threshold” level). At the threshold payout level, the short-term incentive compensation was designed to result in a payout less than the median short-term incentive compensation of the Comparator Group. The middle of the range, referred to as the “target” percentage, is equal to the amount of short-term incentive compensation payable to the executive if the level of achievement of each performance goal applicable to the executive met the expectations set by the Compensation Committee (referred to as the “target” level). Achievement of all performance goals at the “target” level would result in a short-term incentive compensation payout equal to the “target” percentage, which is designed to be the median short-term incentive compensation of the Comparator Group. The high end of the range, referred to as the “maximum” percentage, is equal to the amount of compensation payable to the executive if the level of achievement of each performance goal applicable to the executive reached the high-end target set by the Compensation Committee for such goal (referred to as the “maximum” level). Achievement of all performance goals at the “maximum” level would result in a short-term incentive compensation payout at the “maximum” percentage, which is designed to be above the median short-term incentive compensation of the Comparator Group. Absent an exercise of discretion by the Compensation Committee, the total short-term incentive compensation paid to each executive would not exceed the “maximum” percentage and, in the event that the level of achievement of all performance goals was below the “threshold” level, no short-term incentive compensation payment would be made to the executive. The following table shows the range of short-term incentive compensation that each Named Executive Officer could earn in fiscal year 2018 as a percentage of such executive officer’s annual base salary.

	Threshold	Target	Maximum
Chief Executive Officer and Executive Chairman	80%	160%	320%
Chief Financial Officer	45%	90%	180%
Other Executive Officers	35%	70%	140%

        The actual total amount of short-term incentive compensation payable to an executive depends on the level of achievement of each performance goal assigned to the executive. In November 2017, the Compensation Committee established performance goals for fiscal year 2018 based on achieving certain revenue and non-GAAP earnings per share (“EPS”) performance metrics. Each of the performance goals was weighted equally (50% each) toward each Named Executive Officer’s payment under the Incentive Plan. In January 2018, the Compensation Committee amended the performance goals under the Incentive Plan to provide that the portion of the incentive awards under the Incentive Plan that previously was attainable based on the Company’s achievement against a non-GAAP EPS performance metric would instead be attainable based on the Company’s achievement against a non-GAAP operating income performance metric. The non-GAAP operating income performance metric had been established by the Compensation Committee in November 2017, concurrently with the non-GAAP EPS performance metric. The Compensation Committee approved the change in metrics in light of the favorable impact on the Company’s non-GAAP EPS for fiscal year 2018 that was expected as a result of tax legislation signed into law on December 22, 2017 (the “Tax Act”), as well as the potential favorable impact on non-GAAP EPS of the Company’s new stock repurchase program adopted in January 2018. At the time of the change in performance metrics in January 2018, the Compensation Committee believed this change maintained the original rigor of the performance incentive objectives

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of the Incentive Plan and negated a potential windfall attributable to the Tax Act changes or to repurchase activity. The non-GAAP operating income performance goal is based on the Company’s actual non-GAAP operating income, which it calculates by excluding from GAAP operating income share-based compensation expense, acquisition-related expenses, amortization of intangibles, restructuring-related charges, and litigation settlement gains, losses, and expenses.

        The Compensation Committee determines with respect to each performance goal the “threshold,” “target,” and “maximum” levels of achievement, which correspond to the matching descriptions set forth above. For Company performance goals, the levels of achievement will be consistent across the executives to which such goals apply.

        Following the end of the fiscal year, the Compensation Committee determines the total amount of short-term incentive compensation payable to each executive for such period by comparing the actual level of achievement of each performance goal assigned to such executive against the “threshold,” “target,” and “maximum” levels of achievement that it set for that performance goal. The Compensation Committee determines the amount of short-term incentive compensation the executive is eligible to receive with respect to each performance goal as follows:

  •
  If the level of achievement for the performance goal falls below the “threshold” level, then the executive will not earn any short-term incentive compensation with respect to that performance goal (absent an exercise of discretion by the Compensation Committee).

  •
  If the level of achievement for the performance goal is equal to the “threshold,” “target,” or “maximum” level, then the executive earns the product obtained by multiplying (i) the “threshold,” “target,” or “maximum” percentage, as applicable, by (ii) the executive’s base salary during the fiscal year, by (iii) the weighting assigned to that performance goal.

  •
  If the level of achievement for the performance goal falls in between either the “threshold” and “target” levels or the “target” and “maximum” levels, the executive would earn short-term incentive compensation equal to the short-term incentive compensation payable at the “threshold” or “target” level, as applicable, plus a pro rata amount of the difference between the short-term incentive compensation payable for the performance goal at the “threshold” and “target” levels or the “target” and “maximum” levels, as applicable.

  •
  Absent an exercise of discretion by the Compensation Committee, if the level of achievement for the performance goal exceeds the “maximum” level, the executive will only earn the amount payable for achievement at the “maximum” level.

        Each executive’s short-term incentive compensation under the Incentive Plan is calculated by evaluating achievement of each performance goal individually, determining the portion of the total eligible bonus earned with respect to each such performance goal, and totaling the resulting amounts.

        The target level performance goals established by the Compensation Committee under the Incentive Plan are based on the Company’s historical operating results and growth rates as well as the Company’s expected future results and are designed to require significant effort and operational success on the part of our executives and the Company. The maximum level performance goals established by the Compensation Committee have historically been difficult to achieve and are designed to represent outstanding performance that the Compensation Committee believes should be rewarded. Typically, financial performance goals are set with the expectation that the “target” level will be around the consensus analyst estimates for the Company.

        The Incentive Plan stipulated that all payouts to executives under the Incentive Plan were conditioned upon the Company achieving a nominal performance goal based on non-GAAP operating income (after accounting for any incentive award payments, including those to be made under the Incentive Plan). The nominal non-GAAP operating income performance goal is based on the Company’s actual non-GAAP operating income, which it calculates as described above. The Compensation Committee retains the discretion, based on the recommendation of the Chief Executive Officer, to make payments even if the threshold performance metrics are not met or to make payments in excess of the maximum level if the Company’s performance exceeds the maximum metrics. The Compensation

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Committee believes it is appropriate to retain this discretion in order to make short-term incentive compensation awards in extraordinary circumstances.

        The Company’s revenue and non-GAAP operating income achieved in fiscal year 2018, at 93.3% and 85.1% of the target level of performance, respectively, resulted in a short-term incentive compensation award for each Named Executive Officer equal to 89.2% of the Named Executive Officer’s target payment level, of which 7.6% was attributable to a discretionary adjustment by the Compensation Committee for estimated revenue and non-GAAP operating income lost by the Company as a result of the ZTE trade restrictions imposed by the U.S. government during fiscal year 2018. Mr. Aldrich’s short-term incentive compensation award was prorated for the portion of fiscal year 2018 during which he was employed.

  Long-Term Stock-Based Compensation

        The Compensation Committee generally makes long-term stock-based compensation awards to executive officers on an annual basis. Long-term stock-based compensation awards are intended to align the interests of our executive officers with those of our stockholders, and to reward our executive officers for increases in stockholder value over long periods of time (i.e., greater than one year). It is the Company’s practice to make stock-based compensation awards to executive officers in November of each year at a prescheduled Compensation Committee meeting. For fiscal year 2018, the Compensation Committee made awards to each of the Named Executive Officers on November 7, 2017, at a regularly scheduled Compensation Committee meeting.

        In making annual stock-based compensation awards to executive officers for fiscal year 2018, the Compensation Committee first reviewed the Comparator Group data to determine the percentage of the total number of outstanding shares of stock that companies in the Comparator Group typically made for annual awards under employee equity compensation programs. The Compensation Committee then set the number of shares of the Company’s common stock that would be made available for annual equity awards at approximately the median of the Comparator Group after its evaluation of the Company’s business needs for the attraction and retention of executives and employees, internal and external circumstances impacting the Company and its employees, and proxy advisor (e.g., ISS) guidelines. The Compensation Committee then reviewed the Comparator Group competitive grant data by executive position. The Compensation Committee then used that data and the Comparator Group data to determine a dollar value equivalent for the long-term equity-based award for each executive officer. Forty percent (40%) of that dollar equivalent value served as the basis for determining a number of restricted stock units (“RSUs”) to award to the executive using the fair market value of the Company’s common stock on the date of such award, and the remaining sixty percent (60%) of the dollar equivalent value served as the basis for determining a number of performance share awards (“PSAs”) for the executive using the fair market value of the Company’s common stock on the date of such award and an assumption that the Company would achieve the “target” level of performance required to earn the PSA. The Compensation Committee’s rationale for awarding PSAs is to further align the executive’s interest with those of the Company’s stockholders by using equity awards that will vest only if the Company achieves pre-established performance metrics, and we believe the Compensation Committee’s decision, described below, to award PSAs subject to a performance metric measured over a three-year performance period more closely aligns the executive’s interest with those of the Company’s stockholders. A description of the PSAs, including the method by which they vest and the related performance metrics, is set forth below in the “Grants of Plan-Based Awards Table.” For fiscal year 2018, the Compensation Committee decided not to award stock options to executive officers after reviewing Comparator Group data that showed a general move within the industry over the past several years away from stock options grants.

  Other Compensation and Benefits

        We provide other benefits to our executive officers that are intended to be part of a competitive overall compensation program and are not tied to any company performance criteria. Consistent with the Compensation Committee’s goal of ensuring that executive compensation is perceived as fair to all stakeholders, the Company offers medical, dental, vision, life, and disability insurance plans to executive officers under the same terms as such benefits are offered to other employees. Additionally, executive officers are permitted to participate in the Company’s 401(k) Savings and Investment Plan and Employee Stock Purchase Plan under the same terms as other employees. The

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Company does not provide executive officers with any enhanced retirement benefits (i.e., executive officers are subject to the same limits on contributions as other employees, as the Company does not offer any supplemental executive retirement plan or other similar non-qualified deferred compensation plan), and they are eligible for 401(k) company-match contributions under the same terms as other employees. In fiscal year 2018, the Company offered executives the opportunity to participate in financial planning services through The Ayco Company, L.P. (“Ayco”), at a cost of up to approximately $19,000 per executive paid by the Company. In fiscal year 2018, Mr. Aldrich is the only Named Executive Officer who received financial planning services through Ayco, and he elected to pay personally for such services.

        In prior fiscal years certain executive officers were provided an opportunity to participate in the Company’s Executive Compensation Plan (the “Executive Compensation Plan”), an unfunded, non-qualified deferred compensation plan, under which participants were allowed to defer a portion of their compensation. As a result of deferred compensation legislation under Section 409A of the IRC, which became effective on December 31, 2005, the Company no longer permits employees to make contributions to the plan. Upon retirement, as defined in the Executive Compensation Plan, or other separation from service, or, if so elected, upon any earlier change in control of the Company, a participant is entitled to a payment of his vested account balance, either in a single lump sum or in annual installments, as elected in advance by the participant. Although the Company had discretion to make additional contributions to the accounts of participants while the Executive Compensation Plan was active, it never did so. Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active, and upon his retirement during fiscal year 2018, he received a lump sum payment of his vested account balance.

        On September 13, 2017, the Company entered into an International Assignment Agreement with Mr. Gammel, effective as of October 16, 2017 (the “International Assignment Agreement”), pursuant to which Mr. Gammel has relocated to Japan. In connection with the International Assignment Agreement, Mr. Gammel is entitled to receive the following: (a) tax equalization payments, which are intended to leave Mr. Gammel in a net after-tax position substantially equivalent to what he would experience if he were subject only to U.S. federal and state income taxes during the period of the assignment, (b) payment of, or reimbursement for, certain costs related to his relocation to Japan, including moving expenses, a car allowance, housing costs in Japan, and travel costs to return periodically to the United States, and (c) repatriation relocation benefits at the completion of his assignment.

  Severance and Change-in-Control Benefits

        None of our executive officers, including the Named Executive Officers, has an employment agreement that provides a specific term of employment with the Company. Accordingly, the employment of any such employee may be terminated at any time. We do provide certain benefits to our Named Executive Officers upon certain qualifying terminations of employment and in connection with terminations of employment under certain circumstances following a change in control. A description of the material terms of our severance and change-in-control arrangements with the Named Executive Officers can be found immediately below and further below under “Potential Payments Upon Termination or Change in Control.”

        The Compensation Committee believes that severance protections can play a valuable role in recruiting and retaining superior talent. Severance and other termination benefits are an effective way to offer executives financial security to incent them to forego an opportunity with another company. These agreements also protect the Company as the Named Executive Officers are bound by restrictive non-compete and non-solicit covenants for up to two years after termination of employment. Outside of the change-in-control context, each Named Executive Officer is entitled to severance benefits if his employment is involuntarily terminated by the Company without cause and, in the case of the Chief Executive Officer, if he terminates his own employment for good reason (as defined in the Chief Executive Officer’s change-in-control agreement). The level of each Named Executive Officer’s cash severance or other termination benefit is generally tied to his annual base salary and short-term incentive amounts. Under his agreement, the Executive Chairman became entitled to certain severance benefits upon the expiration of the term of his agreement in May 2018, as described further below.

        Additionally, each Named Executive Officer would receive enhanced severance benefits and accelerated vesting of equity awards if his employment were terminated under certain circumstances in connection with a change in

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control of the Company. These benefits are described in detail further below under “Potential Payments Upon Termination or Change in Control.” The Compensation Committee believes these enhanced severance benefits and accelerated vesting are appropriate because the occurrence, or potential occurrence, of a change-in-control transaction would likely create uncertainty regarding the continued employment of executive officers that typically occurs in a change-in-control context, and such severance benefits and accelerated vesting encourage the Named Executive Officers to remain employed with the Company through the change-in-control process and to focus on enhancing stockholder value both before and during the process. In addition, the vesting protection helps assure the Named Executive Officers that they will not lose the expected value of their equity awards because of a change in control of the Company.

  Executive Officer Stock Ownership Requirements

        We have adopted Executive Stock Ownership guidelines with the objective of more closely aligning the interests of our executive officers with those of our stockholders. Under the Executive Officer Ownership guidelines, our Chief Executive Officer is required to hold the lower of (a) the number of shares with a fair market value equal to six (6) times such executive’s current base salary, or (b) 135,000 shares; our Senior Vice President and Chief Financial Officer, our Senior Vice President, Sales and Marketing, and our Senior Vice President and General Counsel are each required to hold the lower of (a) the number of shares with a fair market value equal to two and one-half (2 1/2) times such executive’s current base salary, or (b) 28,800, 25,200 or 25,800 shares, respectively; and our Chief Technology Officer is required to hold the lower of (a) the number of shares with a fair market value equal to two (2) times his current base salary, or (b) 20,100 shares. For purposes of the Executive Stock Ownership guidelines, the fair market value of the Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our Named Executive Officers are in compliance with the stock ownership guidelines as of the date hereof.

  Compliance with Internal Revenue Code Section 162(m)

        For fiscal year 2018, Section 162(m) of the IRC generally disallowed a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and any of our three other most highly compensated executive officers, other than our Chief Financial Officer. Pursuant to the Tax Act, for fiscal years beginning after December 31, 2017, the compensation of our Chief Financial Officer will also be subject to the deduction limitation. For fiscal years beginning on or before December 31, 2017, certain compensation, including qualified performance-based compensation, was not subject to the deduction limit if applicable requirements were met. Pursuant to the Tax Act, subject to certain transition rules, for fiscal years beginning after December 31, 2017, the performance-based compensation exception to the deduction limitations under Section 162(m) will no longer be available. As a result, with the exception of compensation grandfathered pursuant to the transition rules, for fiscal years beginning after December 31, 2017, all compensation in excess of $1 million paid to the specified executives will not be deductible. For the Company’s fiscal year 2018 (which began on September 30, 2017, before the Tax Act changes to Section 162(m) became effective), the Compensation Committee generally sought to structure the compensation of our executive officers in a manner that was intended to avoid disallowance of deductions under Section 162(m). However, the Compensation Committee reserved the right to use its judgment to authorize compensation payments to the Company’s executives that were subject to the Section 162(m) deduction limit when the Compensation Committee believed such payments were appropriate and in the best interests of the Company and our stockholders.

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Compensation Tables for Named Executive Officers

  Summary Compensation Table

        The following table summarizes compensation earned by, or awarded or paid to, our Named Executive Officers for fiscal year 2018, fiscal year 2017, and our fiscal year ended September 30, 2016 (“fiscal year 2016”).

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Liam K. Griffin	2018	894,808	7,150,399	—	1,284,664	12,242	9,342,113
President and	2017	850,000	5,336,603	1,230,158	1,273,055	12,042	8,701,858
Chief Executive Officer	2016	660,404	3,465,060	2,591,488	—	11,751	6,728,703
Kris Sennesael	2018	456,366	2,491,910	—	369,341	13,075	3,330,692
Senior Vice President and	2017	425,000	1,289,639	297,268	358,047	235,494	2,605,448
Chief Financial Officer	2016	40,865	1,880,500	926,700	—	78	2,848,143
Carlos S. Bori(4)	2018	398,535	2,491,910	—	251,669	12,346	3,154,460
Senior Vice President,	2017	356,493	1,245,174	287,025	235,890	31,244	2,155,826
Sales and Marketing
Peter L. Gammel	2018	400,754	1,245,896	—	251,045	389,623	2,287,318
Chief Technology Officer	2017	389,065	978,287	225,523	255,547	73,367	1,921,789
	2016	379,900	818,455	546,024	—	18,075	1,762,454
Robert J. Terry(4)	2018	409,054	1,557,371	—	257,914	12,466	2,236,805
Senior Vice President,
General Counsel and Secretary
David J. Aldrich(5)	2018	565,275	6,636,938	—	696,448	2,914,948	10,813,609
Former Executive Chairman	2017	800,000	4,802,995	1,107,130	1,198,170	16,493	7,924,788
	2016	822,981	3,720,250	2,457,108	—	15,043	7,015,382

(1)
The amounts in the Stock Awards and Option Awards columns represent the grant date fair values, computed in accordance with the provisions of FASB ASC Topic 718—Compensation—Stock Compensation (“ASC 718”), of stock options, PSAs, and RSUs granted during the applicable fiscal year, without regard to estimated forfeiture rates. For fiscal years 2016, 2017, and 2018, assuming the highest level of performance achievement with respect to the PSAs, the grant date fair values of the Stock Awards would be as follows: Mr. Griffin (FY 2016: $4,483,740; FY 2017: $7,136,568; FY 2018: $9,216,421), Mr. Sennesael (FY 2016: $1,880,500; FY 2017: $1,724,613; FY 2018: $3,211,920), Mr. Bori (FY 2017: $1,665,160; FY 2018: $3,211,920), Mr. Gammel (FY 2016: $1,285,350; FY 2017: $1,308,264; FY 2018: $1,605,873), Mr. Terry (FY 2018: $2,007,357), and Mr. Aldrich (FY 2016: $5,842,500; FY 2017: $6,422,983; FY 2018: $8,496,368). For a description of the assumptions used in calculating the fair value of equity awards in 2018 under ASC 718, see Note 10 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 15, 2018.

(2)
Reflects amounts paid to the Named Executive Officers pursuant to the executive incentive plan adopted by the Compensation Committee for each year indicated.

(3)
“All Other Compensation” includes the Company’s contributions to the executive’s 401(k) Plan account, the cost of group term life insurance premiums, cash payments upon employment termination, relocation expenses, and tax equalization payments. For fiscal year 2018, it specifically includes $239,414 in relocation expenses and $135,330 in tax equalization payments for Mr. Gammel in connection with the International Assignment Agreement as well as the cash payment for Mr. Aldrich described below in footnote 5.

(4)
Mr. Bori was not a named executive officer prior to fiscal year 2017 and Mr. Terry was not a named executive officer prior to fiscal year 2018.

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(5)
Mr. Aldrich, who retired as an executive officer and employee of the Company effective May 9, 2018, thereafter began receiving compensation as a non-employee director. In accordance with Item 402(c) of Regulation S-K, this table includes compensation received by Mr. Aldrich during fiscal year 2018 as a non-employee director, in addition to the compensation he received during fiscal year 2018 as an employee of the Company. The “Salary” amount for fiscal year 2018 includes retainer fees of $79,121 which Mr. Aldrich received as a non-employee director following his retirement. The “Stock Awards” amount for fiscal year 2018 includes the grant date fair value of 2,110 RSUs, which Mr. Aldrich received as a non-employee director elected at the 2018 Annual Meeting of Stockholders, as described in footnote 6 of the “Grants of Plan-Based Awards Table” below. As described below under “Potential Payments Upon Termination or Change in Control,” a portion of the awards granted to Mr. Aldrich in November 2017 was forfeited in connection with his cessation of employment. The amount in the Stock Awards column for Mr. Aldrich includes the entire award granted to Mr. Aldrich in November 2017 and has not been reduced to reflect such forfeiture. The “All Other Compensation” amount for fiscal year 2018 includes $2,899,525 in cash payments for Mr. Aldrich in connection with the cessation of his employment. For further information regarding payments to Mr. Aldrich and the accelerated vesting of his equity awards in connection with the cessation of his employment, see below under “Potential Payments Upon Termination or Change in Control.”

  Grants of Plan-Based Awards Table

        The following table summarizes all grants of plan-based awards made to the Named Executive Officers in fiscal year 2018, including incentive awards payable under our Fiscal Year 2018 Executive Incentive Plan.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Stock Or	Grant Date Fair Value of Stock and

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)(3)	Option Awards ($)
Liam K. Griffin		720,000	1,440,000	2,880,000
	11/7/2017				18,581	37,162	74,324		4,395,667(4)
	11/7/2017							24,775	2,754,732(5)
Kris Sennesael		207,000	414,000	828,000
	11/7/2017				6,476	12,951	25,902		1,531,895(4)
	11/7/2017							8,634	960,014(5)
Carlos S. Bori		141,050	282,100	564,200
	11/7/2017				6,476	12,951	25,902		1,531,895(4)
	11/7/2017							8,634	960,014(5)
Peter L. Gammel		140,700	281,400	562,800
	11/7/2017				3,238	6,475	12,950		765,888(4)
	11/7/2017							4,317	480,007(5)
Robert J. Terry		144,550	289,100	578,200
	11/7/2017				4,047	8,094	16,188		957,390(4)
	11/7/2017							5,396	599,981(5)
David J. Aldrich		640,000	1,280,000	2,560,000
	11/7/2017				16,723	33,446	66,892		3,956,124(4)
	11/7/2017							22,297	2,479,203(5)
	5/9/2018							2,110	201,611(6)

(1)
The amounts shown represent the potential value of awards earned under the Incentive Plan. The amounts actually paid to the Named Executive Officers under the Incentive Plan are shown above in the “Summary Compensation Table” under “Non-Equity Incentive Plan Compensation.” For a more complete description of the Incentive Plan, please see description above under “Components of Compensation—Short-Term Incentives.”

(2)
The amounts shown represent shares potentially issuable pursuant to PSAs granted on November 7, 2017, under the Company’s 2015 Long-Term Incentive Plan (the “FY18 PSAs”). The FY18 PSAs have both “performance” and “continued employment” conditions that must be met in order for the executive to receive shares underlying the award.

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  The “performance” condition guides the initial eligibility of the grantee to receive shares under the PSA and compares the non-GAAP EBITDA growth achieved (related to fifty percent (50%) of the shares underlying the award) and the total stockholder return, or TSR, percentile ranking achieved with respect to our peer group (related to the other fifty percent (50%) of the shares underlying the award) during the applicable performance period against a range of pre-established targets. The performance period with respect to the non-GAAP EBITDA growth metric is the Company’s fiscal year 2018 and the performance period with respect to the TSR percentile ranking metric is the three-year period comprising the Company’s fiscal years 2018, 2019, and 2020. The peer group for purposes of the TSR percentile ranking metric includes each of the companies in the S&P Semiconductor Select Industry Index as of November 7, 2017, and excludes any such company that during the three-year performance period is acquired by or merged with (or enters into an agreement to be acquired by or merged with) another entity. The Compensation Committee determines the “threshold” or minimum level of performance that would be acceptable to the Company to justify a payout. The “maximum” level represents a best-case performance scenario. The middle of the range is referred to by the Company as the “target” level and represents the expected performance of the Company. The number of shares issuable under the FY18 PSAs corresponds to the level of achievement of the performance goals. The “target” number of shares is determined with reference to the competitive level of long-term equity compensation determined by the Compensation Committee in the manner described above. Performance at the “threshold” level results in an issuance of a number of shares equal to one-half (1/2) the “target” number of shares, and performance at the “maximum” level results in the issuance of a number of shares equal to two (2) times the “target” number of shares. Performance in between either the “threshold” and “target” levels or the “target” and “maximum” levels results in an issuance of a number of shares between the number of shares issuable under the FY18 PSAs at, respectively, the “threshold” and “target” levels or the “target” and “maximum” levels. The non-GAAP EBITDA growth performance goal is calculated by adding depreciation to the Company’s non-GAAP operating income, as publicly reported in the Company’s earnings release for the applicable period, after making certain adjustments if necessary to account for certain qualifying acquisition or disposition activities.

  The “continued employment” condition of the FY18 PSAs provides that, to the extent that the non-GAAP EBITDA growth and TSR percentile ranking performance metrics are met for the applicable performance periods, then fifty percent (50%) of the total shares for which the EBITDA growth performance metric was met would be issuable to the executive on the first anniversary of the grant date, the remaining fifty percent (50%) of the total shares for which the EBITDA growth performance metric was met would be issuable to the executive on the second anniversary of the grant date, and one hundred percent (100%) of the total shares for which the TSR percentile ranking performance metric was met would be issuable to the executive on the third anniversary of the grant date, provided that the executive remains employed by the Company through each such vesting date. In the event of termination by reason of death or permanent disability, the holder of an FY18 PSA (or his estate) would receive any shares that would have been issuable thereunder during the remaining term of the award (i.e., earned but unissued shares).

(3)
Represents shares underlying RSU awards granted under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests over four years at a rate of twenty-five percent (25%) per year commencing one year after the date of grant and on each subsequent anniversary of the grant date for the following three years, provided the executive remains employed by the Company through each such vesting date.

(4)
Reflects the grant date fair value of the FY18 PSAs, computed in accordance with the provisions of ASC 718, using (a) a Monte Carlo simulation (which weights the probability of multiple potential outcomes) to value the portion of the award related to TSR percentile ranking, and (b) a price of $111.19 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on November 7, 2017, to value the portion of the award related to non-GAAP EBITDA growth, assuming performance at the “target” level. For a description of the assumptions used in calculating the fair value of equity awards granted in fiscal year 2018 under ASC 718, see Note 10 of the Company’s financial statements included in the Company’s Annual Report on Form 10-K filed with the SEC on November 15, 2018.

(5)
Reflects the grant date fair value of the RSUs granted on November 7, 2017, computed in accordance with the provisions of ASC 718 using a price of $111.19 per share, which was the closing price of the Company’s common stock on the Nasdaq Global Select Market on November 7, 2017.

(6)
Reflects the grant date fair value of the RSUs granted on May 9, 2018, to Mr. Aldrich as a non-employee director elected at the 2018 Annual Meeting of Stockholders, computed in accordance with the provisions of ASC 718 using a price of $95.55 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 9, 2018.

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  Outstanding Equity Awards at Fiscal Year End Table

        The following table summarizes the unvested stock awards and all stock options held by the Named Executive Officers as of the end of fiscal year 2018.

	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or other Rights that Have Not Vested ($)(1)
Liam K. Griffin	—	10,500(2)	60.97	11/10/2021	4,428(6)	401,664	9,290(12)	842,696
	10,750	21,500(3)	84.89	11/9/2022	69,533(7)	6,307,338
	18,250	36,500(4)	64.59	5/11/2023	18,542(8)	1,681,945
	—	39,633(5)	77.66	11/9/2023	13,000(9)	1,179,230
					11,588(10)	1,051,147
					24,775(11)	2,247,340
Kris Sennesael	20,000	20,000(13)	75.22	8/29/2023	16,803(7)	1,524,200	3,238(12)	293,719
	3,193	9,577(5)	77.66	11/9/2023	6,462(8)	586,168
					12,500(14)	1,133,875
					2,800(10)	253,988
					8,634(11)	783,190
Carlos S. Bori	—	1,500(2)	60.97	11/10/2021	456(6)	41,364	3,238(12)	293,719
	2,596	2,595(3)	84.89	11/9/2022	16,224(7)	1,471,679
	—	9,247(5)	77.66	11/9/2023	6,462(8)	586,168
					2,703(10)	245,189
					8,634(11)	783,190
Peter L. Gammel	—	4,500(2)	60.97	11/10/2021	2,029(6)	184,051
	10,000	10,000(3)	84.89	11/9/2022	12,747(7)	1,156,280
	2,422	7,266(5)	77.66	11/9/2023	3,230(8)	292,993	1,619(12)	146,859
					2,124(10)	192,668
					4,317(11)	391,595
Robert J. Terry	—	1,750(2)	60.97	11/10/2021	521(6)	47,260	2,023(12)	183,506
	—	2,966(3)	84.89	11/9/2022	11,856(7)	1,075,458
	—	6,757(15)	75.91	11/10/2023	4,038(8)	366,287
					1,975(16)	179,152
					5,396(11)	489,471
David J. Aldrich	10,499	—	25.25	5/9/2020	2,110(20)	191,398
	110,000	—(17)	60.97	5/9/2020
	90,000	—(18)	84.89	5/9/2020
	47,560	—(19)	77.66	5/9/2020

(1)
Reflects a price of $90.71 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on September 28, 2018.

(2)
These options were granted on November 10, 2014, and vested at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 10, 2018.

(3)
These options were granted on November 9, 2015, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 9, 2019.

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(4)
These options were granted on May 11, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through May 11, 2020.

(5)
These options were granted on November 9, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 9, 2020.

(6)
Represents shares issuable under the PSAs granted on November 9, 2015, under the Company’s 2015 Long-Term Incentive Plan (the “FY16 PSAs”). Twenty-five percent (25%) of the shares earned under the FY16 PSAs were issued on each of November 9, 2016, and November 9, 2017, and the remaining fifty percent (50%) of the shares earned were issued on November 9, 2018.

(7)
Represents shares issuable under the PSAs granted on November 9, 2016 (on November 10, 2016, for Mr. Terry), under the Company’s 2015 Long-Term Incentive Plan (the “FY17 PSAs”). Twenty-five percent (25%) of the shares earned under the FY17 PSAs were issued on each of November 9, 2017, and November 9, 2018, and the remaining fifty percent (50%) of the shares earned will be issued on November 9, 2019, provided the executive meets the continued employment condition.

(8)
Represents shares issuable under the FY18 PSAs (awarded on November 7, 2017, as described in footnote 2 of the “Grants of Plan-Based Awards Table” above) with respect to the EBITDA growth performance metric. With respect to this portion of the FY18 PSAs, the Company achieved 99.8% of the “target” level of EBITDA growth performance, of which 7.4% was attributable to a discretionary adjustment by the Compensation Committee for estimated EBITDA lost by the Company as a result of the ZTE trade restrictions imposed by the U.S. government during fiscal year 2018. Accordingly, on November 7, 2018, the Company issued fifty percent (50%) of the number of shares earned by each executive under his FY18 PSA with respect to the EBITDA growth performance metric. Fifty percent (50%) of the shares earned under the FY18 PSAs with respect to the EBITDA growth performance metric will be issued on November 7, 2019, provided that the executive meets the continued employment condition.

(9)
Represents shares issuable under an RSU award granted on May 11, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through May 11, 2020.

(10)
Represents shares issuable under an RSU award granted on November 9, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 9, 2020.

(11)
Represents shares issuable under an RSU award granted on November 7, 2017, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 7, 2021.

(12)
Represents shares issuable under the FY18 PSAs (awarded on November 7, 2017, as described in footnote 2 of the “Grants of Plan-Based Awards Table” above) with respect to the TSR percentile ranking performance metric, assuming achievement at the “threshold” level of performance. This portion of the FY18 PSAs, which is subject to a three-year performance period as described above, will be issued on November 7, 2020, to the extent earned and provided that the executive meets the continued employment condition.

(13)
These options were granted on August 29, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through August 29, 2020.

(14)
Represents shares issuable under an RSU award granted on August 29, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through August 29, 2020.

(15)
These options were granted on November 10, 2016, and vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 10, 2020.

(16)
Represents shares issuable under an RSU award granted on November 10, 2016, under the Company’s 2015 Long-Term Incentive Plan. The RSU award vests at a rate of twenty-five percent (25%) per year on each anniversary of the grant date through November 10, 2020.

(17)
These options were granted on November 10, 2014, and were scheduled to vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 10, 2018. In connection with the cessation of Mr. Aldrich’s employment, these options became fully vested on May 9, 2018.

Proxy Statement   |  Page 47

(18)
These options were granted on November 9, 2015, and were scheduled to vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 9, 2019. In connection with the cessation of Mr. Aldrich’s employment, these options became fully vested on May 9, 2018.

(19)
These options were granted on November 9, 2016, and were scheduled to vest at a rate of twenty-five percent (25%) per year on each anniversary of the grant date until they became fully vested on November 9, 2020. In connection with the cessation of Mr. Aldrich’s employment, these options became fully vested on May 9, 2018.

(20)
Represents shares issuable under an RSU award granted on May 9, 2018, under the Company’s 2008 Director Long-Term Incentive Plan. The RSU award vests in full on the first anniversary of the grant date.

  Option Exercises and Stock Vested Table

        The following table summarizes the Named Executive Officers’ option exercises and stock award vesting during fiscal year 2018.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Liam K. Griffin	50,712	2,161,485	68,104	7,321,170
Kris Sennesael	—	—	12,785	1,307,544
Carlos S. Bori	6,933	277,291	11,038	1,223,348
Peter L. Gammel	40,050	2,719,864	15,971	1,767,598
Robert J. Terry	7,986	414,273	10,121	1,120,450
David J. Aldrich	118,000	9,307,578	90,949	10,062,233

(1)
The value realized on exercise is based on the amount by which the market price of a share of the Company’s common stock on the dates of exercise exceeded the applicable exercise price per share of the exercised option.

(2)
The value realized upon vesting is determined by multiplying (a) the number of shares underlying the stock awards that vested, by (b) the closing price of the Company’s common stock on the Nasdaq Global Select Market on the applicable vesting date.

  Nonqualified Deferred Compensation Table

        As described above under “Components of Compensation—Other Compensation and Benefits,” Mr. Aldrich is the only Named Executive Officer who participated in the Executive Compensation Plan while it was active, and he elected to be paid his aggregate account balance under the plan in a single lump sum upon his retirement. Mr. Aldrich’s contributions were credited with earnings/losses based upon the performance of the investments he selected. In connection with his retirement, the full account balance was distributed to Mr. Aldrich during fiscal year 2018 according to the terms of the Executive Compensation Plan.

        The following table summarizes the aggregate earnings, distributions, and account balance under the Executive Compensation Plan in fiscal year 2018 with respect to Mr. Aldrich.

Name	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)(1)	Aggregate Balance at Last Fiscal Year-End ($)
David J. Aldrich	169,667	1,650,749	—

(1)
Represents the account balance distributed to Mr. Aldrich in connection with his retirement in May 2018. This amount consists of Mr. Aldrich’s individual contributions and the return/(loss) generated from the investment of those contributions. The full amount of Mr. Aldrich’s individual contributions was previously reported as compensation to Mr. Aldrich in the Summary Compensation Tables of the fiscal years in which such contributions were made.

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  Potential Payments Upon Termination or Change in Control

  Mr. Aldrich

        On May 11, 2016, in connection with the transition of Mr. Aldrich from Chief Executive Officer to Executive Chairman of the Company, the Company entered into a second amended and restated Change of Control / Severance Agreement with Mr. Aldrich (the “Aldrich Agreement”). The Aldrich Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change of control, Mr. Aldrich either (i) is terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Aldrich under either of these circumstances would consist of: (i) a lump-sum payment equal to two (2) times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Amount (as defined below), and (ii) full acceleration of the vesting of all of Mr. Aldrich’s outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that he would have earned had he remained employed through the end of the applicable performance period. The Bonus Amount is an amount equal to the greater of (x) the average of the short-term cash incentive awards received for the three (3) years prior to the year in which the termination occurs, and (y) the target annual short-term cash incentive award for the year in which the termination occurs.

        The Aldrich Agreement also sets out severance benefits that become payable if (i) within two (2) years after a change of control, Mr. Aldrich’s employment is either (A) terminated by the Company without cause, or (B) terminated by him for good reason, or (ii) the term of the Aldrich Agreement expires within ninety (90) days following a change of control. The severance benefits provided to Mr. Aldrich in such circumstances would consist of: (i) a lump-sum payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change of control, and (B) the CIC Bonus Amount (as defined below); (ii) Mr. Aldrich’s then-outstanding stock options would become exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) provided he is eligible for and timely elects to continue receiving group medical coverage, certain COBRA continuation for him and his eligible dependents (“COBRA continuation”) for a period of eighteen (18) months after the termination. Additionally, except as may otherwise be provided in an award agreement documenting an award made under the Company’s 2015 Long-Term Incentive Plan with respect to a change in control (as that term is defined in the 2015 Long-Term Incentive Plan), in the event of a change of control, the Aldrich Agreement provides for full acceleration of the vesting of all of Mr. Aldrich’s then-outstanding stock options and restricted stock awards and partial acceleration of any outstanding PSAs. The CIC Bonus Amount is an amount equal to the greater of (x) the average of the annual short-term cash incentive awards received for the three (3) years prior to the year in which the change of control occurs and (y) the target annual short-term cash incentive award for the year in which the change of control occurs.

        The Aldrich Agreement also sets out the benefits that become payable upon the earlier of the expiration of the term of the Aldrich Agreement (including an early expiration of the term by mutual agreement of the Company and Mr. Aldrich) or Mr. Aldrich’s death or disability. The benefits provided to Mr. Aldrich under these circumstances would consist of: (i) a lump-sum payment equal to one (1) times the sum of (A) his then-current annual base salary and (B) the Bonus Amount; (ii) full acceleration of the vesting of all of Mr. Aldrich’s outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that he would have earned had he remained employed through the end of the applicable performance period (provided that such acceleration shall only apply to a prorated portion of any awards granted to Mr. Aldrich in the final fiscal year of the term of the Aldrich Agreement, based on the number of days he performed services for the Company in such fiscal year); (iii) COBRA continuation for a period of eighteen (18) months after the termination; and (iv) a lump-sum payment of his annual short-term incentive award for the fiscal year in which termination occurs, based on the achievement of any and all applicable performance milestones determined by the Board of Directors in accordance with the terms of the applicable executive bonus plan and prorated based on the number of days he performed services for the Company in such fiscal year.

Proxy Statement   |  Page 49

        The Aldrich Agreement sets Mr. Aldrich’s annual base salary at $800,000. Mr. Aldrich will be eligible to participate in any fiscal year executive incentive plan adopted by the Company during the term of the agreement. His annual cash bonus opportunity (i) under the Fiscal Year 2016 Incentive Plan remained in effect for fiscal year 2016, and (ii) under any executive bonus plan adopted by the Company for any other fiscal year during the term of the Aldrich Agreement shall be the same as the annual cash bonus opportunity for the Company’s then-Chief Executive Officer. The Aldrich Agreement also provides that Mr. Aldrich will be eligible to receive an annual award of stock options and PSAs in each fiscal year during the term of the Aldrich Agreement at the same time as annual equity awards are made to the Company’s executives, in each case, in such amount as is equal to 90% of any such award made by the Company to the Company’s then-Chief Executive Officer.

        The Aldrich Agreement has an initial term that lasts until the date on which the Company’s 2018 annual meeting of stockholders occurs and that automatically extends until the date on which the Company’s 2019 annual meeting of stockholders occurs, unless either the Company or Mr. Aldrich timely provides a notice of non-renewal to the other. The Aldrich Agreement is intended to be compliant with Section 409A of the IRC. Additionally, the Aldrich Agreement requires Mr. Aldrich to sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement, and contains non-compete and non-solicitation provisions applicable to him while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment.

        Additionally, award agreements for any equity awards granted to Mr. Aldrich under the Company’s 2015 Long-Term Incentive Plan, which became effective on May 18, 2015, provide that, notwithstanding the provision in the Aldrich Agreement providing that his equity awards would vest automatically upon a change of control of the Company, such new equity awards shall instead be governed by the terms of the 2015 Long-Term Incentive Plan, which does not provide for automatic accelerated vesting of outstanding equity awards solely upon a change of control.

        On February 8, 2018, Mr. Aldrich informed the Company that he would not extend his term as Executive Chairman beyond the initial two-year period provided for in the Aldrich Agreement. Accordingly, on May 9, 2018, the date of the Company’s 2018 Annual Meeting, Mr. Aldrich’s tenure as the Company’s Executive Chairman ended, with the terms of the Aldrich Agreement governing the cessation of his employment. Mr. Aldrich continues to serve as Chairman of the Board and, as noted above, is standing for reelection as a non-employee director at the Annual Meeting.

        The terms “change of control,” “cause,” and “good reason” are each defined in the Aldrich Agreement. Change of control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in his base salary, authority, duties, or responsibilities; (ii) a requirement that Mr. Aldrich report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iii) a material change in his office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

  Mr. Griffin

        On May 11, 2016, in connection with the appointment of Mr. Griffin as Chief Executive Officer, the Company entered into an amended and restated Change in Control / Severance Agreement with Mr. Griffin (the “Griffin Agreement”). The Griffin Agreement sets out severance benefits that become payable if, while employed by the Company, other than following a change in control, Mr. Griffin either (i) is terminated without cause, or (ii) terminates his employment for good reason. The severance benefits provided to Mr. Griffin under either of these circumstances would consist of: (i) a lump-sum payment equal to two (2) times the sum of (A) his then-current annual base salary immediately prior to such termination and (B) the Bonus Amount; (ii) full acceleration of the vesting of all of Mr. Griffin’s outstanding stock options, which stock options would become exercisable for a period of two (2) years after the termination date (but not beyond the expiration of their respective maximum terms), full acceleration of the

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vesting of all outstanding restricted stock awards, and the right to receive the number of performance shares under outstanding PSAs that are earned but unissued and that he would have earned had he remained employed through the end of the applicable performance period; and (iii) COBRA continuation for up to fifteen (15) months after the termination date.

        The Griffin Agreement also sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending two (2) years following a change in control, Mr. Griffin’s employment is either (i) terminated by the Company without cause, or (ii) terminated by him for good reason (a “Qualifying Termination”). The severance benefits provided to Mr. Griffin in such circumstances would consist of the following: (i) a lump-sum payment equal to two and one-half (2 1/2) times the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of Mr. Griffin’s then-outstanding stock options would become exercisable for a period of thirty (30) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date.

        The Griffin Agreement also provides that in the event of a Qualifying Termination, Mr. Griffin is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards) granted after January 22, 2015. At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

        The Griffin Agreement also provides that all outstanding equity awards held by Mr. Griffin on January 22, 2015, that were granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan will continue, following January 22, 2015, to be governed by the terms of the 2005 Long-Term Incentive Plan and the applicable award agreements thereunder, which terms include automatic accelerated vesting upon a change in control event; provided, however, that for purposes of these awards, a “change in control event” will be deemed to have occurred in the event of a change in control as defined in the Griffin Agreement.

        In the event of Mr. Griffin’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), the Griffin Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). The Griffin Agreement also provides that if Mr. Griffin’s death or permanent disability occurs prior to the end of the performance period of a performance-based equity award, each such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had he remained employed through the end of the performance period, and such earned shares would become vested and issuable to him after the performance period ends. In addition, all outstanding stock options would be exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

        The Griffin Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term from May 11, 2016, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or Mr. Griffin timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to Mr. Griffin under the Griffin Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in his retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

Proxy Statement   |  Page 51

        Additionally, the Griffin Agreement requires that Mr. Griffin sign a release of claims in favor of the Company before he is eligible to receive any benefits under the Griffin Agreement and contains a non-solicitation provision applicable to Mr. Griffin while he is employed by the Company and for twelve (12) months following the termination of his employment.

        The terms “change in control,” “cause,” and “good reason” are each defined in the Griffin Agreement. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in his base compensation, authority, duties, responsibilities, or budget over which he retains authority; (ii) a requirement that Mr. Griffin report to a corporate officer or employee instead of reporting directly to the Board of Directors; (iii) a material change in his office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

  Messrs. Sennesael, Bori, Gammel, and Terry

        The Company entered into Change in Control / Severance Agreements with each of Messrs. Gammel, Sennesael, Bori, and Terry on December 16, 2014, August 29, 2016, November 9, 2016, and November 10, 2016, respectively. Each such Change in Control / Severance Agreement is referred to herein as a “CIC Agreement.”

        Each CIC Agreement sets out severance benefits that become payable if, within the period of time commencing three (3) months prior to and ending twelve (12) months following a change in control, the executive officer’s employment is either (i) terminated by the Company without cause, or (ii) terminated by the executive for good reason (for each such executive, a “Qualifying Termination”). The severance benefits provided to the executive in such circumstances would consist of the following: (i) a lump sum payment equal to one and one-half (1 1/2) times (two (2) times, in the case of Mr. Gammel) the sum of (A) his annual base salary immediately prior to the change in control, and (B) the CIC Bonus Amount; (ii) all of the executive’s then-outstanding stock options would remain exercisable for a period of eighteen (18) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation for up to eighteen (18) months after the termination date.

        Each CIC Agreement also provides that in the event of a Qualifying Termination, the executive is entitled to full acceleration of the vesting of all of his outstanding equity awards (including stock options, restricted stock awards, RSU awards, and all earned but unissued performance-based equity awards). At the time of a change in control, all such outstanding equity awards would continue to be subject to the same time-based vesting schedule to which the awards were subject prior to the change in control (including performance-based equity awards that are deemed earned at the time of the change in control as described below). For performance-based equity awards where the change in control occurs prior to the end of the performance period, such awards would be deemed earned as to the greater of (i) the target level of shares for such awards, or (ii) the number of shares that would have been earned pursuant to the terms of such awards based upon performance up through and including the day prior to the date of the change in control. In the event that the successor or surviving company does not agree to assume, or to substitute for, such outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, then such awards would accelerate in full as of the change in control.

        The CIC Agreement for each of Messrs. Gammel, Bori, and Terry also provides that all outstanding equity awards held by the executive on the effective date of the agreement (January 22, 2015, in the case of Mr. Gammel, and November 10, 2016, in the case of Mr. Bori and Mr. Terry) that were granted under the Company’s Amended and Restated 2005 Long-Term Incentive Plan will continue, following the agreement effective date, to be governed by the terms of the 2005 Long-Term Incentive Plan and the applicable award agreements thereunder, which terms include automatic accelerated vesting upon a change in control event; provided, however, that for purposes of these awards,

Page 52   |  Proxy Statement

a “change in control event” will be deemed to have occurred in the event of a change in control as defined in the CIC Agreement. On May 18, 2015, the Company’s stockholders approved the 2015 Long-Term Incentive Plan, which does not provide for automatic accelerated vesting of outstanding equity awards upon a change in control. Since May 18, 2015, no awards have been made, and in the future no awards will be made, to the Named Executive Officers or other employees under the 2005 Long-Term Incentive Plan.

        Each CIC Agreement also sets out severance benefits outside a change in control that become payable if the executive’s employment is terminated by the Company without cause. The severance benefits provided to the executive under such circumstance would consist of the following: (i) in the case of Mr. Gammel, a lump sum payment equal to the sum of (x) his annual base salary, and (y) any short-term cash incentive award then due, and in the case of Messrs. Sennesael, Bori, and Terry, biweekly compensation continuation payments for a period of twelve (12) months, with each such compensation continuation payment being equal to the aggregate payment amount divided by twenty-six (26), where the aggregate payment is equal to the sum of (x) his annual base salary, and (y) any short-term cash incentive award then due; (ii) all then-vested outstanding stock options would remain exercisable for a period of twelve (12) months after the termination date (but not beyond the expiration of their respective maximum terms); and (iii) COBRA continuation coverage for up to twelve (12) months after the termination date.

        In the event of the executive’s death or permanent disability (within the meaning of Section 22(e)(3) of the IRC), each CIC Agreement provides for full acceleration of the vesting of all then-outstanding equity awards subject to time-based vesting (including stock options, restricted stock awards, RSU awards, and all performance-based equity awards where the performance period has ended and the shares are earned but unissued). Each CIC Agreement also provides that for a performance-based equity award where the executive’s death or permanent disability occurs prior to the end of the performance period, such award would be deemed earned as to the greater of (i) the target level of shares for such award, or (ii) the number of shares that would have been earned pursuant to the terms of such award had the executive remained employed through the end of the performance period, and such earned shares would become vested and issuable to the executive after the performance period ends. In addition, all outstanding stock options would remain exercisable for a period of twelve (12) months following the termination of employment (but not beyond the expiration of their respective maximum terms).

        Each CIC Agreement is intended to be exempt from or compliant with Section 409A of the IRC and has an initial two (2) year term, and thereafter renews automatically on an annual basis for up to five (5) additional years unless either the Company or the executive timely provides a notice of non-renewal to the other prior to the end of the then-current term. The payments due to each executive under his CIC Agreement are subject to potential reduction in the event that such payments would otherwise become subject to excise tax incurred under Section 4999 of the IRC, if such reduction would result in the executive retaining a larger amount, on an after-tax basis, than if he had received all of the payments due.

        Additionally, each CIC Agreement requires that the executive sign a release of claims in favor of the Company before he is eligible to receive any benefits under the agreement. The CIC Agreement for Mr. Gammel contains non-compete and non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twenty-four (24) months following the termination of his employment. The CIC Agreement for each of Messrs. Sennesael, Bori, and Terry contains non-solicitation provisions applicable to the executive while he is employed by the Company and for a period of twelve (12) months following the termination of his employment.

        The terms “change in control,” “cause,” and “good reason” are each defined in the CIC Agreements. Change in control means, in summary: (i) the acquisition by a person or a group of 40% or more of the outstanding stock of the Company; (ii) a change, without approval by the Board of Directors, of a majority of the Board of Directors of the Company; (iii) the acquisition of the Company by means of a reorganization, merger, consolidation, or asset sale; or (iv) stockholder approval of a liquidation or dissolution of the Company. Cause means, in summary: (i) deliberate dishonesty that is significantly detrimental to the best interests of the Company; (ii) conduct constituting an act of moral turpitude; (iii) willful disloyalty or insubordination; or (iv) incompetent performance or substantial or continuing inattention to or neglect of duties. Good reason means, in summary: (i) a material diminution in the executive’s base compensation, authority, duties, or responsibilities; (ii) a material diminution in the authority, duties, or responsibilities of the executive’s supervisor; (iii) a material change in the executive’s office location; or (iv) any action or inaction constituting a material breach by the Company of the terms of the agreement.

Proxy Statement   |  Page 53

        The following table summarizes the payments and benefits that would be made to the Named Executive Officers, with the exception of Mr. Aldrich, as of September 28, 2018, in the following circumstances as of such date:

  •
  termination without cause outside of a change in control;

  •
  termination without cause or for good reason in connection with a change in control;

  •
  in the event of a termination of employment because of death or disability; and

  •
  upon a change in control not involving a termination of employment.

        The accelerated equity values in the table reflect a price of $90.71 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on September 28, 2018. The table does not reflect any equity awards made after September 28, 2018.

Name	Benefit	Termination w/o Cause Outside Change in Control ($)(1)	Termination w/o Cause or for Good Reason, After Change in Control ($)	Death/ Disability ($)	Change in Control w/o Termination ($)(2)
Liam K. Griffin(3)	Salary and Short-Term Incentive	4,680,000(4)	5,850,000(5)	—	—
	Accelerated Options	1,907,991	1,907,991	1,907,991	312,270
	Accelerated RSUs	4,477,718	4,477,718	4,477,718	—
	Accelerated PSAs	10,079,877	10,079,877	10,079,877	—
	Medical	21,612	25,934	—	—

	TOTAL	21,167,198	22,341,520	16,465,586	312,270

Kris Sennesael(3)	Salary and Short-Term Incentive	460,000(6)	1,311,000(7)	—	—
	Accelerated Options	—	434,780	434,780	—
	Accelerated RSUs	—	2,171,053	2,171,053	—
	Accelerated PSAs	—	2,698,895	2,698,895	—
	Medical	18,853	28,280	—	—

	TOTAL	478,853	6,644,008	5,304,728	—

Carlos S. Bori(3)	Salary and Short-Term Incentive	403,000(6)	1,027,650(7)	—	—
	Accelerated Options	—	180,386	180,386	44,610
	Accelerated RSUs	—	1,028,379	1,028,379	—
	Accelerated PSAs	—	2,687,737	2,687,737	—
	Medical	18,853	28,280	—	—

	TOTAL	421,853	4,952,432	3,896,502	44,610

Peter L. Gammel(3)	Salary and Short-Term Incentive	402,000(6)	1,366,800(8)	—	—
	Accelerated Options	—	286,851	286,851	133,830
	Accelerated RSUs	—	584,263	584,263	—
	Accelerated PSAs	—	1,927,588	1,927,588	—
	Medical	18,853	28,280	—	—

	TOTAL	420,853	4,193,782	2,798,702	133,830

Robert J. Terry(3)	Salary and Short-Term Incentive	413,000(6)	1,053,150(7)	—	—
	Accelerated Options	—	169,311	169,311	52,045
	Accelerated RSUs	—	668,623	668,623	—
	Accelerated PSAs	—	1,856,834	1,856,834	—
	Medical	18,853	28,280	—	—

	TOTAL	431,853	3,776,198	2,694,768	52,045

(1)
For Mr. Griffin, includes amounts payable pursuant to a termination for good reason outside of a change in control.

(2)
Represents the value of unvested equity awards granted to Named Executive Officers under the 2005 Long-Term Incentive Plan, which accelerate automatically upon a change in control of the Company. Equity awards granted to Named Executive Officers under the 2015 Long-Term Incentive Plan are not subject to

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  accelerated vesting solely upon a change in control of the Company (unless the successor or surviving company does not agree to assume, or to substitute for, outstanding equity awards on substantially similar terms with substantially equivalent economic benefits as exist for such award immediately prior to the change in control, in which case the awards would accelerate in full as of the change in control).

(3)
Excludes the value of accrued vacation/paid time off required by law to be paid upon termination.

(4)
Represents an amount equal to two (2) times the sum of (A) Mr. Griffin’s annual base salary as of September 28, 2018, and (B) an Incentive Plan payment, which is equal to Mr. Griffin’s “target” short-term cash incentive award for fiscal year 2018, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2015, 2016, and 2017.

(5)
Represents an amount equal to two and one-half (2 1/2) times the sum of (A) Mr. Griffin’s annual base salary as of September 28, 2018, and (B) an Incentive Plan payment, which is equal to Mr. Griffin’s “target” short-term cash incentive award for fiscal year 2018, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Griffin for fiscal years 2015, 2016, and 2017.

(6)
Represents an amount equal to the Named Executive Officer’s annual base salary as of September 28, 2018.

(7)
Represents an amount equal to one and one-half (1 1/2) times the sum of (A) the Named Executive Officer’s annual base salary as of September 28, 2018, and (B) an Incentive Plan payment, which is equal to the Named Executive Officer’s “target” short-term cash incentive award for fiscal year 2018, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to the Named Executive Officer for fiscal years 2015, 2016, and 2017.

(8)
Represents an amount equal to two (2) times the sum of (A) Mr. Gammel’s annual base salary as of September 28, 2018, and (B) an Incentive Plan payment, which is equal to Mr. Gammel’s “target” short-term cash incentive award for fiscal year 2018, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Gammel for fiscal years 2015, 2016, and 2017.

        The following table summarizes the payments and benefits that were made to Mr. Aldrich in fiscal year 2018 in connection with the cessation of his employment as Executive Chairman in May 2018, pursuant to the Aldrich Agreement.

Benefit	($)
Cash Payment	2,776,448(1)
Accelerated Options	2,504,711(2)
Accelerated RSUs	2,392,808(2)
Accelerated FY16 and FY17 PSAs	7,150,342(2)
Accelerated FY18 PSAs	1,013,525(3)
Medical	28,280(4)

TOTAL	15,866,114

(1)
Represents an amount equal to the sum of (A) Mr. Aldrich’s annual base salary as of May 9, 2018, (B) an Incentive Plan payment, which is equal to Mr. Aldrich’s “target” short-term cash incentive award for fiscal year 2018, since such “target” payout level is greater than the three (3) year average of the actual incentive payments made to Mr. Aldrich for fiscal years 2015, 2016, and 2017, and (C) Mr. Aldrich’s actual Incentive Plan payment earned for fiscal year 2018, prorated for the portion of fiscal year 2018 during which he was employed. Excludes the value of accrued vacation/paid time off required by law to be paid upon termination as well as distributions under the Executive Compensation Plan (see the discussion above regarding this inactive plan in the “Nonqualified Deferred Compensation Table”).

(2)
The accelerated option, RSU, FY16 PSA, and FY17 PSA values reflect a price of $99.58 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 24, 2018, the date on which such awards became fully vested. In accordance with the Aldrich Agreement, only a prorated portion of the RSUs granted to Mr. Aldrich on November 7, 2017, during the final fiscal year of the term of the

Proxy Statement   |  Page 55

  Aldrich Agreement, was accelerated, with such proration based on the number of days Mr. Aldrich performed services for the Company in fiscal year 2018, and with the remainder of such RSUs being forfeited.

(3)
The FY18 PSA value reflects a price of $99.58 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 24, 2018, the date on which Mr. Aldrich’s outstanding awards became fully vested, even though the number of shares to be awarded under the FY18 PSAs had not yet been established as of such date. In accordance with the Aldrich Agreement, Mr. Aldrich became entitled to only a prorated portion of the FY18 PSAs granted to him, with such proration based on the number of days Mr. Aldrich performed services for the Company in fiscal year 2018, and with the remainder of the FY18 PSAs being forfeited. The FY18 PSA value includes only the portion of the FY18 PSAs earned with respect to the EBITDA growth performance metric, which was subject to a one-year performance period, and does not include the value of the portion of the FY18 PSAs to be earned with respect to the TSR percentile ranking performance metric, which is subject to a three-year performance period as described above. The maximum value to which Mr. Aldrich would be entitled with respect to such portion, assuming maximum performance with respect to the TSR percentile ranking performance metric and assuming a price of $99.58 per share, is $2,031,233.

(4)
Reflects anticipated cost of COBRA continuation for a period of eighteen (18) months based on rates as of May 9, 2018.

  CEO Pay Ratio

        Following is a reasonable estimate, prepared under applicable SEC rules, of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of our other employees. For fiscal year 2018:

  •
  The annual total compensation of our CEO was $9,342,113.

  •
  The annual total compensation of our median compensated employee was $20,881.

  •
  Based on the foregoing, we estimate that our CEO’s total annual compensation was approximately 447 times that of our median employee.

        To determine the median of the annual total compensation of our employees, we applied the following methodology and material assumptions:

  •
  We did not use the de minimis exception to exclude any non-U.S. employees. We have a globally diverse workforce with total headcount of approximately 9,400 as of September 28, 2018, of which approximately 7,200 are located outside the United States, primarily in locations employing large direct labor forces such as Mexico and Singapore where wages are significantly lower than in the United States. The median employee identified within this employee population as of September 28, 2018, is a full-time employee in our Mexicali, Mexico facility.

  •
  To identify the median employee, we used a consistently applied compensation measure that included total taxable earnings paid to our employees in the most recently completed taxable year in their respective jurisdictions. This included base salary, overtime pay, shift premiums, recognition bonuses, annual cash incentive awards, and long-term stock-based incentive awards. We annualized the compensation of permanent, full-time, and part-time employees who were hired after the beginning of the most recently completed taxable year in their respective jurisdictions. We applied an exchange rate as of September 28, 2018, to convert all international currencies into U.S. dollars.

  •
  Using this consistently applied compensation measure, we identified an employee at the median, as well as other employees nearest the median, and calculated each such employee’s total compensation for fiscal year 2018 in accordance with Item 402(c)(2)(x) of Regulation S-K. We determined that the originally identified median employee’s total compensation had anomalous characteristics, so we exercised discretion as permitted by SEC rules to select as the median employee an employee whose compensation we viewed to be more representative of the population near the median.

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  •
  We did not use any cost-of-living adjustments in identifying the median employee.

  •
  The annual total compensation of our CEO is the amount reported in the “Total” column of our 2018 Summary Compensation Table.

        We believe our pay ratio presented above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.

Director Compensation

        The Board of Directors sets the compensation for the Company’s non-employee directors, after receiving the recommendations of the Compensation Committee. In formulating its recommendations, the Compensation Committee seeks and receives input from Aon/Radford related to the amounts, terms and conditions of director cash compensation and stock-based compensation awards, with the goal of establishing non-employee director compensation that is similar to, and competitive with, the compensation of non-employee directors at peer companies in the semiconductor industry.

  Cash Compensation

        Currently, non-employee directors of the Company are paid, in quarterly installments, an annual retainer of $70,000. Additional annual retainers for Chairman, Lead Independent Director, and/or committee service (paid in quarterly installments) are as follows: any non-employee Chairman of the Board ($130,000); the Lead Independent Director, if one has been appointed ($50,000); the Chairman of the Audit Committee ($30,000); the Chairman of the Compensation Committee ($20,000); the Chairman of the Nominating and Governance Committee ($15,000); non-chair member of Audit Committee ($12,000); non-chair member of Compensation Committee ($10,000); and non-chair member of Nominating and Corporate Governance Committee ($5,000). In addition, the Compensation Committee continues to retain discretion to recommend to the full Board of Directors that additional cash payments be made to a non-employee director for extraordinary service during a fiscal year.

  Equity Compensation

        Currently, following each annual meeting of stockholders, each non-employee director who is reelected will receive a grant of RSUs having a value of approximately $200,000. Any newly appointed non-employee director will receive an initial equity grant of RSUs having a value of approximately $200,000. The number of shares subject to a non-employee director’s initial RSU award or annual award is determined by dividing the approximate value of the award, as stated above, by the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for each trading day during the 30 consecutive trading day period ending on, and including, the grant date. Unless otherwise determined by the Board of Directors, (a) a non-employee director’s initial equity grant of RSUs will vest in three (3) equal annual installments on the first three anniversaries of the date of grant, and (b) a non-employee director’s annual equity grant of RSUs will vest on the first anniversary of the date of grant. In the event of a change in control of the Company, any outstanding options and RSUs awarded under the 2008 Director Long-Term Incentive Plan will become fully exercisable and deemed fully vested, respectively.

        No director who is also an employee receives separate compensation for services rendered as a director. Mr. Griffin is currently the only director who is also an employee of the Company. As discussed above, Mr. Aldrich was an employee of the Company until May 9, 2018, at which time he began receiving compensation for services rendered as a non-employee director.

Proxy Statement   |  Page 57

  Director Compensation Table

        The following table summarizes the compensation paid to the Company’s non-employee directors for fiscal year 2018. The compensation paid to Mr. Aldrich, who retired as an employee of the Company effective May 9, 2018, and thereafter began receiving compensation as a non-employee director, is included above in the “Summary Compensation Table,” as required by Item 402(c) of Regulation S-K.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
David J. McLachlan, Lead Independent Director	137,000	201,611	338,611
Kevin L. Beebe	92,000	201,611	293,611
Timothy R. Furey	85,000	201,611	286,611
Balakrishnan S. Iyer	95,750	201,611	297,361
Christine King	90,000	201,611	291,611
David P. McGlade	85,000	201,611	286,611
Robert A. Schriesheim	98,500	201,611	300,111
Kimberly S. Stevenson	14,457	190,546	205,003

(1)
The non-employee members of the Board of Directors who held such positions on September 28, 2018, held the following aggregate number of unvested RSU awards as of such date:

Name	Number of Shares Subject to Unvested RSUs
David J. McLachlan, Lead Independent Director	2,110
Kevin L. Beebe	2,110
Timothy R. Furey	2,110
Balakrishnan S. Iyer	2,110
Christine King	2,110
David P. McGlade	2,110
Robert A. Schriesheim	2,110
Kimberly S. Stevenson	2,017
(2)
Reflects the grant date fair value of 2,110 RSUs granted on May 9, 2018, to each non-employee director elected at the 2018 Annual Meeting of Stockholders, computed in accordance with the provisions of ASC 718 using a price of $95.55 per share, which was the closing sale price of the Company’s common stock on the Nasdaq Global Select Market on May 9, 2018. For Ms. Stevenson, reflects the grant date fair value of 2,017 RSUs granted on July 24, 2018, upon her initial appointment to the Board of Directors.

  Director Stock Ownership Requirements

        We have adopted Director Stock Ownership guidelines with the objective of more closely aligning the interests of our directors with those of our stockholders. The minimum number of shares of the Company’s common stock that the Director Stock Ownership guidelines require non-employee directors to hold while serving in their capacity as directors is the director base compensation (currently $70,000) multiplied by five (5), divided by the fair market value of the Company’s common stock (rounded to the nearest 100 shares). For purposes of the Director Stock Ownership guidelines, the fair market value of the Company’s common stock is the average closing price per share of the Company’s common stock as reported on the Nasdaq Global Select Market (or if the common stock is not then traded on such market, such other market on which the common stock is traded) for the twelve (12) month period ending with the determination date. All of our directors have met the stock ownership guidelines as of the date hereof (with

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the exception of Ms. Stevenson, who is not required to comply with the guidelines until the fifth anniversary of her appointment to the Board of Directors).

Equity Compensation Plan Information

        As of September 28, 2018, the Company has the following equity compensation plans under which its equity securities were authorized for issuance to its employees and/or directors:

  •
  the 1999 Employee Long-Term Incentive Plan

  •
  the 2002 Employee Stock Purchase Plan

  •
  the Non-Qualified Employee Stock Purchase Plan

  •
  the 2005 Long-Term Incentive Plan

  •
  AATI 2005 Equity Incentive Plan

  •
  the 2008 Director Long-Term Incentive Plan

  •
  the 2015 Long-Term Incentive Plan

        Except for the 1999 Employee Long-Term Incentive Plan (the “1999 Employee Plan”) and the Non-Qualified Employee Stock Purchase Plan (the “Non-Qualified ESPP”), each of the foregoing equity compensation plans was approved by the Company’s stockholders. A description of the material features of each non-stockholder approved plan is provided below under the headings “1999 Employee Long-Term Incentive Plan” and “Non-Qualified Employee Stock Purchase Plan.”

        The following table presents information about these plans as of September 28, 2018.

	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (#) (a)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#) (c)
Equity compensation plans approved by security holders	1,854,438(1)	58.54	14,515,549(2)
Equity compensation plans not approved by security holders	52,600	7.13	142,027(3)

TOTAL	1,907,038	57.12	14,657,576

(1)
Excludes 1,181,861 unvested shares under restricted stock and RSU awards and 1,325,017 unvested shares under PSAs, which figure assumes achievement of performance goals under the FY18 PSAs at target levels.

(2)
Includes 377,419 shares available for future issuance under the 2002 Employee Stock Purchase Plan, 13,448,078 shares available for future issuance under the 2015 Long-Term Incentive Plan, and 650,052 shares available for future issuance under the 2008 Director Long-Term Incentive Plan. No further grants will be made under the AATI 2005 Equity Incentive Plan or the 2005 Long-Term Incentive Plan.

(3)
Represents shares available under the Non-Qualified ESPP. No further grants will be made under the 1999 Employee Plan.

Proxy Statement   |  Page 59

  1999 Employee Long-Term Incentive Plan

        The 1999 Employee Plan provided for the grant of non-qualified stock options to purchase shares of the Company’s common stock to employees, other than officers and non-employee directors. The term of these options may not exceed 10 years. The 1999 Employee Plan contains provisions that permit restrictions on vesting or transferability, as well as continued exercisability upon a participant’s termination of employment with the Company, of options granted thereunder. The 1999 Employee Plan provides for full acceleration of the vesting of options granted thereunder upon a “change in control” of the Company, as defined in the 1999 Employee Plan. The Board of Directors generally may amend, suspend or terminate the 1999 Employee Plan in whole or in part at any time; provided that any amendment that affects outstanding options be consented to by the holder of the options. As of April 26, 2009, no additional grants were issuable under the 1999 Employee Long-Term Incentive Plan.

  Non-Qualified Employee Stock Purchase Plan

        The Company also maintains the Non-Qualified ESPP to provide employees of the Company and participating subsidiaries with an opportunity to acquire a proprietary interest in the Company through the purchase, by means of payroll deductions, of shares of the Company’s common stock at a discount from the market price of the common stock at the time of purchase. The Non-Qualified ESPP is intended for use primarily by employees of the Company located outside the United States. Under the plan, eligible employees may purchase common stock through payroll deductions of up to 10% of compensation. The price per share is the lower of 85% of the market price at the beginning or end of each six-month offering period.

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 Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis included herein with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement for the 2019 Annual Meeting of Stockholders.

THE COMPENSATION COMMITTEE
Christine King, Chairman David P. McGlade Robert A. Schriesheim

Proxy Statement   |  Page 61

Proposal 4:
Stockholder Proposal Regarding Simple Majority Voting

        In accordance with SEC rules, we have set forth below a stockholder proposal from Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278. Mr. Chevedden has notified us that he is the beneficial owner of 100 shares of the Company’s common stock and that he intends to present the following proposal at the Annual Meeting. The stockholder proposal will be voted upon at the Annual Meeting if properly presented. The text of the stockholder’s resolution and the statement the stockholder furnished to us in support thereof appear below, exactly as submitted. The stockholder proposal includes some assertions the Company believes are incorrect. The Company assumes no responsibility for the content or accuracy of the proposal.

Proposal 4—Simple Majority Vote

        RESOLVED, Shareholders request that our board take each step necessary so that each voting requirement in our charter and bylaws (that is explicit or implicit due to default to state law) that calls for a greater than simple majority vote be eliminated, and replaced by a requirement for a majority of the votes cast for and against applicable proposals, or a simple majority in compliance with applicable laws. If necessary this means the closest standard to a majority of the votes cast for and against such proposals consistent with applicable laws. A necessary unified element of this one proposal it that it includes taking the steps necessary to adjourn the annual meeting to solicit the votes necessary for approval if the votes for approval are lacking during the annual meeting.

        To facilitate this adjourn is mentioned 16-times in our bylaws.

        Shareholders proposals such as this have taken a leadership role to improve the corporate governance rules of our company. For instance after Skyworks Solutions received shareholder proposals Skyworks Solutions then adopted better practices such as eliminating a supermajority vote requirement (2016) and adopted a rudimentary version of shareholder proxy access (2017).

        On the other hand the Skyworks Solutions Board of Directors is talking a leadership role in the opposite direction. Under the leadership of Mr. Balakrishnan Iyer, who chaired the Skyworks Solutions governance committee, the Board of Directors hired a law firm that employs 1000 attorneys to prevent Skyworks Solutions shareholders from even voting on improving our rudimentary version of a shareholder right to call a special meeting (2018).

        According to Mr. Iyer’s proxy biography it seems that he retried from full-time work at age 46. And Mr. Iyer is also on the governance committees of IHS Markit Ltd (INFO) and Power Integrations Inc (POWI) where he may again be in favor of downsizing shareholder rights.

        Shareholders are willing to pay a premium for shares of companies that have excellent corporate governance. Supermajority voting requirements have been found to be one of 6 entrenching mechanisms that are negatively related to company performance according to “What Matters in Corporate Governance” by Lucien Bebchuk, Alma Cohen and Allen Ferrell of the Harvard Law School. Supermajority requirements are used to block initiatives supported by most shareowners but opposed by a status quo management.

        This proposal topic won from 74% to 88% support at Weyerhaeuser, Alcoa, Waste Management, Goldman Sachs, FirstEnergy, McGraw-Hill and Macy’s. The proponents of these proposals included Ray T. Chevedden and William Steiner.

        Currently a 1%-minority can frustrate the will of our 79%-shareholder majority. In other words a 1%-minority could have the power to prevent shareholders from improving the governing rules of our company. This can be particularly important during periods of management underperformance and/or an economic downturn. Currently the role of shareholders is downsized because management can simply push the snooze button in response to a 79%-vote of shareholders on certain issues.

Please vote yes:
 Simple Majority Vote—Proposal 4

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Statement by the Board of Directors on the Stockholder Proposal

        At the Company’s 2016 Annual Meeting, we presented five Company proposals that, if approved by the stockholders, would have removed all existing supermajority voting provisions from the Company’s Restated Certificate of Incorporation, as amended, which we refer to as our Charter. Each of the proposals was supported by the Board of Directors, which believed them to be in the best interests of our stockholders, after taking into consideration emerging trends in corporate governance as well as the approval by our stockholders of a stockholder proposal presented at our 2015 Annual Meeting similar to the stockholder proposal above. However, despite the recommendation of the Board of Directors in favor of all five proposals, only one of the five proposals (the one requiring the affirmative vote of two-thirds of the shares of the Company’s outstanding common stock) passed. Specifically, the four proposals that did not pass were for approval of amendments to the Charter to eliminate the supermajority voting provisions relating to the following:

  •
  Stockholder approval of a merger or consolidation, disposition of all or substantially all of our assets, or issuance of a substantial amount of our securities (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock);

  •
  Stockholder approval of a business combination with any related person (requiring the affirmative vote of at least 90% of the shares of the Company’s outstanding common stock);

  •
  Stockholder amendment of Charter provisions governing directors (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock); and

  •
  Stockholder amendment of Charter provisions governing action by stockholders (requiring the affirmative vote of at least 80% of the shares of the Company’s outstanding common stock).

        We view the advisory vote on the stockholder proposal above as an opportunity for our stockholders to indicate whether there might be sufficient support to pass the four previously failed proposals should they be reintroduced in the future. The Board of Directors will carefully consider the outcome of the vote on this proposal, together with additional investor input received in the course of the Company’s regular stockholder engagement program, in reaching a decision regarding how to proceed.

THE BOARD OF DIRECTORS MAKES NO RECOMMENDATION REGARDING
HOW STOCKHOLDERS SHOULD VOTE ON PROPOSAL 4

Proxy Statement   |  Page 63

 Security Ownership of Certain
Beneficial Owners and Management

        To the Company’s knowledge, the following table sets forth the beneficial ownership of the Company’s common stock as of March 14, 2019, by the following individuals or entities: (i) each person or entity who beneficially owns five percent (5%) or more of the outstanding shares of the Company’s common stock as of March 14, 2019; (ii) the Named Executive Officers (as defined above under “Information About Executive and Director Compensation”); (iii) each director and nominee for director; and (iv) all current executive officers and directors of the Company, as a group.

        Beneficial ownership is determined in accordance with the rules of the SEC, is not necessarily indicative of beneficial ownership for any other purpose, and does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. As of March 14, 2019, there were 173,001,607 shares of the Company’s common stock issued and outstanding.

        In computing the number of shares of Company common stock beneficially owned by a person and the percentage ownership of that person, shares of Company common stock that are subject to stock options or other rights held by that person that are currently exercisable or that will become exercisable within sixty (60) days of March 14, 2019, are deemed outstanding. These shares are not, however, deemed outstanding for the purpose of computing the percentage ownership of any other person.

Names and Addresses of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)	Percent of Class
The Vanguard Group, Inc.	18,785,103(3)	10.86%
BlackRock, Inc.	13,271,115(4)	7.67%
Vulcan Value Partners, LLC	9,614,290(5)	5.56%
Capital Research Global Investors	8,802,918(6)	5.09%
David J. Aldrich	466,798(7)	(*)
Kevin L. Beebe	57,273	(*)
Carlos S. Bori	27,354(7)	(*)
Timothy R. Furey	26,824	(*)
Peter L. Gammel	36,807(7)	(*)
Liam K. Griffin	181,049(7)	(*)
Balakrishnan S. Iyer	20,432	(*)
Christine King	17,038	(*)
David P. McGlade	69,798	(*)
David J. McLachlan	69,198	(*)
Robert A. Schriesheim	73,205	(*)
Kris Sennesael	45,491	(*)
Kimberly S. Stevenson	—	(*)
Robert J. Terry	21,804(7)	(*)
All current directors and executive officers as a group (14 persons)	1,113,071(7)	(*)

*
Less than 1%

(1)
Unless otherwise set forth in the following notes, each person’s address is the address of the Company’s principal executive offices at Skyworks Solutions, Inc., 20 Sylvan Road, Woburn, MA 01801, and stockholders have sole voting and sole investment power with respect to the shares, except to the extent such power may be shared by a spouse or otherwise subject to applicable community property laws.

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(2)
Includes the number of shares of Company common stock subject to stock options held by that person that are currently exercisable or will become exercisable within sixty (60) days of March 14, 2019 (the “Current Options”), as follows: Mr. Aldrich—246,559 shares under Current Options; Mr. Bori—8,477 shares under Current Options; Mr. Gammel—24,344 shares under Current Options; Mr. Griffin—81,711 shares under Current Options; Mr. Sennesael—26,386 shares under Current Options; Mr. Terry—5,486 shares under Current Options; current directors and executive officers as a group (14 persons)—389,963 shares under Current Options. Also includes the number of shares of Company common stock to be issued upon the vesting of restricted stock units within sixty (60) days of March 14, 2019 (the “Vesting RSUs”), as follows: Mr. Aldrich—2,110 shares under Vesting RSUs; Mr. Beebe—2,110 shares under Vesting RSUs; Mr. Furey—2,110 shares under Vesting RSUs; Mr. Griffin—6,500 shares under Vesting RSUs; Mr. Iyer—2,110 shares under Vesting RSUs; Ms. King—2,110 shares under Vesting RSUs; Mr. McGlade—2,110 shares under Vesting RSUs; Mr. McLachlan—2,110 shares under Vesting RSUs; Mr. Schriesheim—2,110 shares under Vesting RSUs; current directors and executive officers as a group (14 persons)—23,380 shares under Vesting RSUs.

  The table does not reflect the number of shares of Company common stock to be issued pursuant to unvested restricted stock units (the “Unvested RSUs”) and earned, but unissued, performance share awards subject to time-based vesting only (the “Unvested PSAs”) that are not scheduled to vest within sixty (60) days of March 14, 2019, as follows: Mr. Bori—21,345 shares under Unvested RSUs and 17,291 shares under Unvested PSAs; Mr. Gammel—9,493 shares under Unvested RSUs and 11,735 shares under Unvested PSAs; Mr. Griffin—81,208 shares under Unvested RSUs and 64,937 shares under Unvested PSAs; Mr. Sennesael—34,393 shares under Unvested RSUs and 17,677 shares under Unvested PSAs; Ms. Stevenson—2,017 shares under Unvested RSUs; Mr. Terry—13,591 shares under Unvested RSUs and 11,951 shares under Unvested PSAs; current directors and executive officers as a group (14 persons)—162,047 shares under Unvested RSUs and 123,591 shares under Unvested PSAs.

(3)
Consists of shares beneficially owned by The Vanguard Group, Inc. (“Vanguard”), which has sole voting power with respect to 216,260 shares, shared voting power with respect to 42,432 shares, sole dispositive power with respect to 18,530,276 shares and shared dispositive power with respect to 254,827 shares. Vanguard Fiduciary Trust Company, a wholly owned subsidiary of Vanguard, is the beneficial owner of 159,036 shares as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly owned subsidiary of Vanguard, is the beneficial owner of 151,156 shares as a result of its serving as investment manager of Australian investment offerings. With respect to the information relating to Vanguard, the Company has relied on information supplied by Vanguard on a Schedule 13G/A filed with the SEC on February 11, 2019. The address of Vanguard is 100 Vanguard Blvd., Malvern, PA, 19355.

(4)
Consists of shares beneficially owned by BlackRock, Inc. (“BlackRock”), in its capacity as a parent holding company of various subsidiaries under Rule 13d-1(b)(1)(ii)(G). In its capacity as a parent holding company or control person, BlackRock has sole voting power with respect to 11,522,781 shares and sole dispositive power with respect to 13,271,115 shares which are held by the following of its subsidiaries: BlackRock Life Limited, BlackRock International Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Japan Co., Ltd., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, BlackRock Investment Management (UK) Limited, BlackRock Asset, Management Canada Limited, BlackRock Asset Management Deutschland AG, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors, BlackRock Asset Management North Asia Limited, BlackRock (Singapore) Limited, BlackRock Fund Managers Ltd. With respect to the information relating to BlackRock and its affiliated entities, the Company has relied on information supplied by BlackRock on a Schedule 13G/A filed with the SEC on February 6, 2019. The address of BlackRock is 55 East 52nd Street, New York, NY, 10055.

(5)
Consists of shares beneficially owned by Vulcan Value Partners, LLC (“Vulcan”). Vulcan has sole voting power with respect to 8,603,813 and sole dispositive power with respect to 9,614,290 shares. With respect to the information relating to Vulcan, the Company has relied on information supplied by Vulcan on a

Proxy Statement   |  Page 65

  Schedule 13G/A filed with the SEC on February 15, 2019. The address of Vulcan is Three Protective Center, 2801 Highway 280 South, Suite 300, Birmingham, AL, 35223.

(6)
Consists of shares beneficially owned by Capital Research Global Investors (“Capital Research”), a division of Capital Research and Management Company. Capital Research has sole voting power and sole dispositive power with respect to 8,802,918 shares. With respect to the information relating to Capital Research, the Company has relied on information supplied by Capital Research on a Schedule 13G/A filed with the SEC on February 14, 2019. The address of Capital Research is 333 South Hope Street, Los Angeles, CA, 90071.

(7)
Includes shares held in the Company’s 401(k) Savings and Investment Plan as of March 14, 2019.

Page 66   |  Proxy Statement

 Other Proposed Action

        As of the date of this Proxy Statement, the directors know of no other business that is expected to come before the Annual Meeting. However, if any other business should be properly presented to the Annual Meeting, the persons named as proxies will vote in accordance with their judgment with respect to such matters.

Other Matters

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires our directors, executive officers and beneficial owners of more than 10% of our equity securities to file reports of holdings and transactions in securities of Skyworks with the SEC. Based solely on a review of Forms 3, 4, and 5, and any amendments thereto furnished to us, and written representations provided to us, with respect to fiscal year 2018, we believe that all Section 16(a) filing requirements applicable to our directors, executive officers and beneficial owners of more than 10% of the Company’s common stock with respect to such fiscal year were timely made.

Solicitation Expenses

        Skyworks will bear the expenses of the preparation of the proxy materials and the solicitation by the Board of Directors of proxies. Proxies may be solicited on behalf of the Company in person or by telephone, e-mail, facsimile, or other electronic means by directors, officers, or employees of the Company, who will receive no additional compensation for any such services. We have retained D.F. King & Co. to assist in the solicitation of proxies, at a cost to the Company of approximately $10,500, plus reasonable out-of-pocket expenses.

Electronic Delivery of Proxy Materials

        We are able to distribute our Annual Report and this Proxy Statement to our stockholders in a fast and efficient manner via the Internet. This reduces the amount of paper delivered to a stockholder’s address. Stockholders may elect to view all future annual reports, proxy statements, and notices on the Internet instead of receiving them by mail. You may make this election when voting your proxy this year. Simply follow the instructions to vote via the Internet to register your consent. Your election to view proxy materials online is perpetual unless you revoke it later. Future proxy cards will contain the Internet website address and instructions to view the materials. You will continue to have the option to vote your shares by telephone, mail, or via the Internet.

Annual Report on Form 10-K

        A copy of our 2018 Annual Report accompanies this Proxy Statement. You also may obtain, free of charge, a copy of the Company’s Annual Report on Form 10-K for fiscal year 2018, as filed with the SEC, via the Company’s website at http://www.skyworksinc.com, or upon written request addressed to Investor Relations, Skyworks Solutions, Inc., 5221 California Avenue, Irvine, CA 92617.

Stockholder List

        A list of stockholders of record as of March 14, 2019, will be available for inspection during ordinary business hours at our offices at 5221 California Avenue, Irvine, CA 92617, from April 26, 2019, to May 8, 2019, as well as at our Annual Meeting.

Stockholder Proposals

        Proposals to be considered for inclusion in the proxy materials for the Company’s 2020 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must meet the requirements of Rule 14a-8 and be delivered in writing to the General Counsel and Secretary of the Company at its executive offices at 5221 California

Proxy Statement   |  Page 67

Avenue, Irvine, CA 92617, no later than November 30, 2019. The submission of a stockholder proposal does not guarantee that it will be included in the proxy materials for the Company’s 2020 Annual Meeting.

        According to the applicable provisions of our By-laws, if a stockholder wishes to present a proposal at our 2020 Annual Meeting outside the processes of Rule 14a-8, with such proposal not to be considered for inclusion in the proxy materials for such meeting, then the stockholder must give written notice to the Secretary of the Company at the address noted above no earlier than the close of business on January 9, 2020, and no later than the close of business on February 8, 2020. In the event that the 2020 Annual Meeting is held more than thirty (30) days before or after the first anniversary of the Company’s 2019 Annual Meeting, then the required notice must be delivered in writing to the Secretary of the Company at the address above no earlier than 120 days prior to the date of the 2020 Annual Meeting and no later than the later of 90 days prior to the 2020 Annual Meeting or the 10th day following the day on which the public announcement of the date of the 2020 Annual Meeting is first made by the Company. A proposal that is submitted outside of these time periods will not be considered to be timely and, pursuant to Rule 14a-4(c)(1) under the Exchange Act and if a stockholder properly brings the proposal before the meeting, the proxies that management solicits for that meeting will have “discretionary” authority to vote on the stockholder’s proposal. Even if a stockholder makes timely notification, the proxies may still exercise “discretionary” authority in accordance with the SEC’s proxy rules.

        OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING, AND DATING THE PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE PROVIDED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

Page 68   |  Proxy Statement

Appendix A:

Unaudited Reconciliations of
Non-GAAP Financial Measures

	Year Ended

	Sept. 28, 2018	Sept. 29, 2017	Sept. 30, 2016	Oct. 2, 2015	Oct. 3, 2014

	(In millions, except per share amounts)
GAAP operating income	$1,319.3	$1,253.8	$1,118.7	$1,023.1	$565.2
Share-based compensation expense	107.8	88.5	78.0	99.9	86.0
Acquisition-related expenses (benefit)[a]	(2.6)	4.6	7.5	8.4	5.7
Amortization of intangibles	20.7	27.6	33.4	33.5	25.9
Impairment and restructuring-related charges[b]	6.0	0.6	4.8	3.4	0.3
Litigation settlement gains, losses and expenses	—	4.0	1.7	3.0	3.9
Deferred executive compensation (benefit)[c]	(1.7)	—	0.6	0.1	—

Non-GAAP operating income	$1,449.5	$1,379.1	$1,244.7	$1,171.4	$687.0

GAAP operating margin %	34.1%	34.3%	34.0%	31.4%	24.7%
Non-GAAP operating margin %	37.5%	37.8%	37.8%	36.0%	30.0%

	Year Ended

	Sept. 27, 2013	Sept. 28, 2012	Sept. 30, 2011	Oct. 1, 2010	Oct. 2, 2009
GAAP operating income	$345.1	$255.6	$295.3	$199.7	$71.7
Share-based compensation expense	71.7	72.2	58.3	40.7	23.5
Acquisition-related expenses[a]	2.1	9.7	9.0	—	—
Amortization of intangibles	29.1	32.8	16.8	6.1	6.1
Impairment and restructuring-related charges (benefit)[b]	6.4	7.8	2.4	(1.0)	19.5
Litigation settlement gains, losses and expenses	1.8	5.8	2.3	—	—
Deferred executive compensation[c]	0.5	0.5	0.6	0.8	0.1

Non-GAAP operating income	$456.7	$384.4	$384.7	$246.3	$120.9

GAAP operating margin %	19.3%	16.3%	20.8%	18.6%	8.9%
Non-GAAP operating margin %	25.5%	24.5%	27.1%	23.0%	15.1%

Appendix A   |  Page 69

	Year Ended

	Sept. 28, 2018	Sept. 29, 2017	Sept. 30, 2016	Oct. 2, 2015	Oct. 3, 2014
GAAP net income per share, diluted	$5.01	$5.41	$5.18	$4.10	$2.38
Share-based compensation expense	0.59	0.48	0.41	0.51	0.45
Acquisition-related expenses (benefit)[a]	(0.01)	0.02	0.04	0.04	0.03
Amortization of intangibles	0.11	0.15	0.17	0.17	0.13
Impairment and restructuring-related charges[b]	0.03	—	0.02	0.02	—
Litigation settlement gains, losses and expenses	—	0.02	0.01	0.01	0.02
Deferred executive compensation (benefit)[c]	(0.01)	—	0.01	—	—
PMC-Sierra merger termination fee	—	—	(0.46)	—	—
Interest expense on seller-financed debt[d]	—	—	0.01	0.01	—
Tax adjustments[e]	1.50	0.37	0.18	0.41	0.23

Non-GAAP net income per share, diluted	$7.22	$6.45	$5.57	$5.27	$3.24

	Year Ended

	Sept. 27, 2013	Sept. 28, 2012	Sept. 30, 2011	Oct. 1, 2010	Oct. 2, 2009
GAAP net income per share, diluted	$1.45	$1.05	$1.19	$0.75	$0.55
Share-based compensation expense	0.37	0.38	0.31	0.22	0.14
Acquisition-related expenses[a]	0.01	0.05	0.05	—	—
Amortization of intangibles	0.15	0.17	0.09	0.04	0.04
Impairment and restructuring-related charges[b]	0.03	0.04	0.01	—	0.11
Litigation settlement gains, losses and expenses	0.01	0.03	0.01	—	—
Tax adjustments[e]	0.18	0.18	0.23	0.24	(0.17)
Amortization of discount on convertible debt[f]	—	—	—	0.01	—
Loss on early retirement of convertible debt, net[g]	—	—	—	—	0.02

Non-GAAP net income per share, diluted	$2.20	$1.90	$1.89	$1.26	$0.69

[a]
Acquisition-related expenses represent charges associated with acquisitions completed or contemplated. The figures presented for the fiscal years ended September 28, 2018, and September 28, 2012, include offsets of $11.8 million and $5.4 million, respectively, to record a benefit for fair value adjustments to reduce contingent consideration.

[b]
Impairment and restructuring-related charges represent expenses associated with restructuring plans. The figures presented for the fiscal years ended September 28, 2018, and October 2, 2009, include $2.8 million and $3.5 million, respectively for impairment charges.

[c]
During the fiscal year ended September 28, 2018, the Company recognized a $1.7 million benefit in deferred executive compensation related to a reversal of previously accrued deferred executive compensation. Charges recorded in all prior fiscal years represent accruals for deferred executive compensation.

[d]
During the fiscal years ended September 30, 2016, and October 2, 2015, the Company recognized $1.1 million and $1.3 million, respectively, in interest expense associated with the accretion of the present value of the $76.5 million liability related to the future purchase of the remaining 34% interest in the joint venture between the Company and Panasonic Corporation (“Panasonic”). The Company acquired the remaining 34% interest from Panasonic on August 1, 2016.

[e]
Tax adjustments represent adjustments for the use of net operating losses, research and development tax credit carryforwards, deferred tax expenses not affecting taxes payable, charges and/or releases of uncertain tax positions, and tax deductible share-based compensation expense in excess of GAAP share-based compensation expense. The figures presented for the fiscal years ended September 28, 2018, and September 27, 2013, include amounts related to the passage of new tax laws.

[f]
These charges represent the amortization expense recognized in accordance with ASC 470-20. Approximately $2.5 million of amortization expense was recognized during the fiscal year ended October 1, 2010.

[g]
The net loss of $4.1 million recorded for the fiscal year ended October 2, 2009, represents a $6.1 million loss related to the early retirement of $17.4 million of the Company’s convertible subordinated notes due in 2010, and a $2.0 million gain related to the early retirement of $40.5 million of the Company’s convertible subordinated notes due in 2012.

Page 70   |  Appendix A

Discussion Regarding the Use of Non-GAAP Financial Measures

        Our annual report and this proxy statement contain some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP operating income and operating margin and (ii) non-GAAP diluted earnings per share. As set forth in the “Unaudited Reconciliations of Non-GAAP Financial Measures” table found above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management uses these non-GAAP financial measures to evaluate our operating performance and compare it against past periods, make operating decisions, forecast for future periods, compare our operating performance against peer companies and determine payments under certain compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain non-recurring expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or reduce management’s ability to make forecasts.

        We provide investors with non-GAAP operating income and operating margin and non-GAAP diluted earnings per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We also believe that providing non-GAAP operating income and operating margin allows investors to assess the extent to which our ongoing operations impact our overall financial performance. We further believe that providing non-GAAP diluted earnings per share allows investors to assess the overall financial performance of our ongoing operations by eliminating the impact of share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, certain impairment and restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt, amortization of discount on convertible debt, certain financing decisions related to our convertible debt, and certain tax items which may not occur in each period presented and which may represent non-cash items unrelated to our ongoing operations. We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

        We calculate non-GAAP operating income by excluding from GAAP operating income, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, certain impairment and restructuring-related charges, litigation settlement gains, losses and expenses, and deferred executive compensation. We calculate non-GAAP diluted earnings per share by excluding from GAAP diluted earnings per share, share-based compensation expense, acquisition-related expenses, amortization of acquisition-related intangibles, certain impairment and restructuring-related charges, litigation settlement gains, losses and expenses, certain deferred executive compensation, merger termination fees, interest expense on seller-financed debt, amortization of discount on convertible debt, certain financing decisions related to our convertible debt and certain tax items. We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

        Share-Based Compensation—because (1) the total amount of expense is partially outside of our control because it is based on factors such as stock price volatility and interest rates, which may be unrelated to our performance during the period in which the expense is incurred, (2) it is an expense based upon a valuation methodology premised on assumptions that vary over time, and (3) the amount of the expense can vary significantly between companies due to factors that can be outside of the control of such companies.

        Acquisition-Related Expenses—including such items as, when applicable, amortization of acquired intangible assets, fair value adjustments to contingent consideration, fair value charges incurred upon the sale of acquired inventory, acquisition-related professional fees, deemed compensation expenses and interest expense on seller-financed debt, because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges

Appendix A   |  Page 71

does not accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.

        Impairment and Restructuring-Related Charges—these charges have no direct correlation to our future business operations and including such charges does not necessarily reflect the performance of our ongoing operations for the period in which such charges are incurred.

        Litigation Settlement Gains, Losses and Expenses—including gains, losses and expenses related to the resolution of other-than-ordinary-course threatened and actually filed lawsuits and other-than-ordinary-course contractual disputes, because (1) they are not considered by management in making operating decisions, (2)  such litigation has been infrequent in nature, (3) such gains, losses and expenses are generally not directly controlled by management, (4) we believe such gains, losses and expenses do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (5) the amount of such gains or losses and expenses can vary significantly between companies and make comparisons less reliable.

        Deferred Executive Compensation—including charges related to any contingent obligation pursuant to an executive severance agreement, because we believe the period over which the obligation is amortized may not reflect the period of benefit and that such expense has no direct correlation with our recurring business operations and including such expenses does not accurately reflect the compensation expense for the period in which incurred.

        Merger Termination Fees—because we believe such non-recurring fees have no direct correlation to our business operations or performance during the period in which they are received or for any future period.

        Gains and Losses on Retirement of Convertible Debt—because, to the extent that gains or losses from such repurchases impact a period presented, we do not believe that they reflect the underlying performance of ongoing business operations for such period.

        Amortization of Discount on Convertible Debt—comprised of the amortization of the debt discount recorded at inception of the convertible debt borrowing related to the adoption of ASC 470-20, because the expense is dependent on fair value assessments and is not considered by management when making operating decisions.

        Certain Income Tax Items—including certain deferred tax charges and benefits that do not result in a current tax payment or tax refund and other adjustments, including but not limited to, items unrelated to the current fiscal year or that are not indicative of our ongoing business operations.

        The non-GAAP financial measures presented in the table above should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies because different companies may calculate similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Page 72   |  Appendix A

0

SKYWORKS SOLUTIONS, INC.

Proxy for Annual Meeting of Stockholders

May 8, 2019

SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Liam K. Griffin and Robert J. Terry, and each of them singly, proxies, with full power of substitution to vote all shares of stock of Skyworks Solutions, Inc. (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Skyworks Solutions, Inc., to be held at 2:00 p.m., local time, on May 8, 2019, at the Boston Marriott Burlington, 1 Burlington Mall Road, Burlington, Massachusetts, or at any adjournment or postponement thereof, upon matters set forth in the Notice of Annual Meeting of Stockholders and 2019 Proxy Statement, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

OUR BOARD OF DIRECTORS ENCOURAGES STOCKHOLDERS TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO SUBMIT A PROXY PROMPTLY IN ONE OF THE FOLLOWING WAYS: (A) BY COMPLETING, SIGNING, AND DATING THE ACCOMPANYING PROXY CARD AND RETURNING IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE; (B) BY COMPLETING AND SUBMITTING YOUR PROXY USING THE TOLL-FREE TELEPHONE NUMBER LISTED ON THE OTHER SIDE OF THIS PROXY CARD; OR (C) BY COMPLETING AND SUBMITTING YOUR PROXY VIA THE INTERNET BY VISITING THE WEBSITE ADDRESS LISTED ON THE OTHER SIDE OF THIS PROXY CARD. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED.

1.1	(Continued and to be signed on the reverse side)	14475

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 8, 2019

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:

The Notice of Meeting, Proxy Statement, and sample proxy card are available at www.skyworksinc.com/annualreport

Please sign, date, and mail
your proxy card in the
postage-prepaid envelope provided
as soon as possible.

Please detach along perforated line and mail in the envelope provided.

00003333333333330100 4	050819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1
AND “FOR” PROPOSALS 2 AND 3, AND MAKES NO RECOMMENDATION ON PROPOSAL 4.
 PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “ABSTAIN” ON PROPOSAL 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications over the Internet exclusively, and no longer receive any material by mail, please visit http://www.astfinancial.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

1. To elect the following nine individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders.
		FOR	AGAINST	ABSTAIN
	David J. Aldrich	☐	☐	☐

	Kevin L. Beebe	☐	☐	☐

	Timothy R. Furey	☐	☐	☐

	Liam K. Griffin	☐	☐	☐

	Balakrishnan S. Iyer	☐	☐	☐

	Christine King	☐	☐	☐

	David P. McGlade	☐	☐	☐

	Robert A. Schriesheim	☐	☐	☐

	Kimberly S. Stevenson	☐	☐	☐
	2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2019.	☐	☐	☐
	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement.	☐	☐	☐
	4. To approve a stockholder proposal regarding supermajority voting provisions.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

	I/We will attend the annual meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company, or other entity, please sign full entity name by duly authorized officer, giving full title as such.

ANNUAL MEETING OF STOCKHOLDERS OF

SKYWORKS SOLUTIONS, INC.

May 8, 2019

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code on the right with your smartphone. Have your proxy card available when you access the website.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. EDT the day before the meeting.	COMPANY NUMBER

MAIL - Sign, date, and mail your proxy card in the postage-prepaid envelope provided as soon as possible.	ACCOUNT NUMBER

IN PERSON - You may vote your shares in person by attending the Annual Meeting.	CONTROL NUMBER

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy materials, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today at www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS: The Notice of Meeting, Proxy Statement, and sample proxy card are available at www.skyworksinc.com/annualreport

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00003333333333330100 4	050819

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1

AND “FOR” PROPOSALS 2 AND 3, AND MAKES NO RECOMMENDATION ON PROPOSAL 4.

PLEASE SIGN, DATE, AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR NAMED IN PROPOSAL 1, “FOR” PROPOSALS 2 AND 3, AND “ABSTAIN” ON PROPOSAL 4. THE PROXIES WILL VOTE IN THEIR DISCRETION ON ANY OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

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1. To elect the following nine individuals nominated to serve as directors of the Company with terms expiring at the next annual meeting of stockholders.
		FOR	AGAINST	ABSTAIN
	David J. Aldrich	☐	☐	☐

	Kevin L. Beebe	☐	☐	☐

	Timothy R. Furey	☐	☐	☐

	Liam K. Griffin	☐	☐	☐

	Balakrishnan S. Iyer	☐	☐	☐

	Christine King	☐	☐	☐

	David P. McGlade	☐	☐	☐

	Robert A. Schriesheim	☐	☐	☐

	Kimberly S. Stevenson	☐	☐	☐
	2. To ratify the selection by the Company’s Audit Committee of KPMG LLP as the independent registered public accounting firm for the Company for fiscal year 2019.	☐	☐	☐
	3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as described in the Company’s Proxy Statement.	☐	☐	☐
	4. To approve a stockholder proposal regarding supermajority voting provisions.	☐	☐	☐

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☐

	I/We will attend the annual meeting.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:  Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee, or guardian, please give full title as such. If the signer is a corporation, partnership, limited liability company, or other entity, please sign full entity name by duly authorized officer, giving full title as such.